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              UNUM EMPLOYEES RETIREMENT SAVINGS PLAN

     The UNUM Employees Retirement Savings Plan (formerly, the UNUM Employees Retirement Savings Plan and Trust), originally adopted effective January 1, 1984, was last amended and restated effective generally January 1, 1994. The Plan is hereby further amended and restated effective generally January 1, 1997. The Plan is intended to qualify as a profit sharing plan under Section 401(a) and Section 401(k) of the Code and to comply with the applicable provisions of the Code and ERISA, as well as the regulations and rulings issued thereunder.


                            ARTICLE I
                           DEFINITIONS

     The following terms, when used herein, shall have the meanings as hereinafter set forth, unless the context clearly indicates otherwise:

     1.1 "Account" shall mean the account established and maintained under the Plan and Trust for each Participant which shall reflect the Participant's share of the Trust Fund; provided such Account shall, in accordance with Section 8.1, reflect separately the Participant's (a) Elective Contributions, (b) Matching Contributions, (c) Discretionary Contributions, (d) Rollover Contributions, (e) any direct transfer of plan assets made on behalf of a Participant in accordance with Section 4.1 or Article XVI and (f) for Plan Years prior to January 1, 1989, his or her after-tax contributions, if any, and Employer matching contributions made thereon, if any.

     1.2 "Actual Deferral Percentage" for any Plan Year shall mean the average of the ratios, calculated separately for each Eligible Employee, of the amount of Elective Contributions made on behalf of such Employee for such year and, at the election of an Employer, the amount of any Matching Contributions and Qualified Nonelective Contributions made on behalf of such Employee for such year to such Employee's compensation for such year (whether or not the Employee was a Participant for the entire Plan Year).
For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and may, at the election of an Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code.

     1.3 "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes an Employer; or any trade or business, whether or not incorporated which is under common control (as defined in Section 414(c) of the Code) with an Employer; or any service organization which is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes an Employer; and any successor to any of the foregoing.

     1.4 "Annual Addition" shall mean the sum of the Employer Contributions, Employee contributions and forfeitures, if any, allocated to the Account of a Participant for a Limitation Year and the amounts described in Section 7.6.

     1.5 "Beneficiary" shall mean the person or persons designated by a Participant as provided in Section 9.3 to receive any benefits payable under the Plan following the death of the Participant.

     1.6 "Benefits Committee" shall mean the committee appointed in accordance with Section 11.1.

     1.7 "Board" shall mean the Board of Directors of UNUM Corporation.

     1.8 "Break in Service" shall mean an Eligibility Computation Period during which an Employee has not completed more than five hundred (500) Hours of Service. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee who is reemployed under USERRA shall be treated as not having incurred a Break in Service by reason of his or her period of qualified military service (as defined in Section 3.9).

     1.9     "Code" shall mean the Internal Revenue Code of
1986, as from time to time amended.

     1.10 "Compensation" shall mean, with respect to any Plan Year, the total compensation paid by an Employer to the Employee (other than an Employee on the Branch or Individual Compensation Plan) for services rendered while a Participant that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by an Employer to an Employee for services rendered while a Participant for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed. "Compensation" shall mean, with respect to an Employee on the Branch or Individual Compensation Plan, Compensation as defined in this Section 1.10, including draw and sales bonus payments received while a Participant, but excluding amounts held in an income stabilization account and amounts paid by an Employer as a result of sales contest participation. Notwithstanding the foregoing to the contrary, Compensation (i) shall include elective contributions made by an Employer on behalf of an Employee that are not includable in income under Sections 125 or 402(e)(3) of the Code; and (ii) shall be reduced by extended pay, overtime pay, varicomp, actuarial bonus payments, stock options, prizes, awards, field transition plan payouts, termination pay, commission fees, consultants fees, other irregular payments (other than incentive plan pay, representative's bonus, manager bonus, regional manager bonus, DIC bonus, career bonus and reinsurance representative bonus), reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

     Notwithstanding the foregoing to the contrary, effective January 1, 1994, the annual Compensation of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary may prescribe) shall not be taken into account under the Plan. In the event Compensation is determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). If Compensation for a prior Plan Year is taken into account for any Plan Year, such Compensation shall be subject to the annual Compensation limit in effect for such prior Plan Year.

     The average percentage of total compensation (as defined in Regulation Section 1.414(s)-1(d)(3)(ii)) included in the Compensation of Highly Compensated Employees as a group shall not exceed by more than a de minimis amount the average percentage of total compensation included in the Compensation of Non-Highly Compensated Employees as a group. This determination shall be made in accordance with the provisions of Regulation Section 1.414(s)-1(d)(3) which is incorporated herein by reference.

     1.11 "Contribution Percentage" shall mean for any Plan Year the average of the ratios, calculated separately for each Eligible Employee, of the amount of Matching Contributions (excluding the Matching Contributions, if any, taken into account under Section 1.2) made on behalf of such Employee for such year and, at the election of an Employer, the amount of Elective Contributions and any Qualified Nonelective Contributions made on behalf of such Employee to such Employee's compensation for such year. For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and may, at the election of an Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. Notwithstanding the foregoing provisions of this Section or
Section 1.2 to the contrary, no Elective Contributions may be taken into account in calculating the Contribution Percentage for any Eligible Employee unless the requirement of Section 5.3(a) is satisfied both with and without the exclusion of such Elective Contributions in calculating the Employee's Actual Deferral Percentage.

     1.12 "Deferral Election" shall mean an election made by an Eligible Employee in accordance with Section 5.1 or 3.9.

     1.13 "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding year or in the case of the first Plan Year of the Plan, the last day of such Plan Year.

     1.14     "Disabled" or "Disability" shall mean a
Participant's inability, due to injury or sickness, to perform each of the material duties of his or her regular occupation.

     1.15 "Discretionary Contribution" shall mean a contribution made by an Employer in accordance with Section
3.1(c).

     1.16     "Effective Date" of this amendment and
restatement shall mean, except as otherwise provided herein, January 1, 1997.

     1.17     "Elective Contribution" shall mean a
contribution made by an Employer in accordance with Section
3.1(a) on behalf of a Participant pursuant to a Deferral
Election.

     1.18 "Eligibility Computation Period" shall mean the initial twelve (12) consecutive month period beginning with the date on which the Employee first performs an Hour of Service and each successive twelve (12) consecutive month period beginning on the anniversary thereof. In measuring completion of a Year of Participation Service upon an Employee's return after a Break in Service, the term "Eligibility Computation Period" shall mean the initial twelve (12) consecutive month period beginning on the Employee's reemployment commencement date and, where necessary, each successive twelve (12) consecutive month period beginning on the anniversary thereof.

     1.19 "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section
2.1.

     1.20 "Employee" shall mean any individual employed by an Employer. A United States citizen or resident who is employed by a foreign Affiliated Employer (as defined in Section 3121(l)(8) of the Code) of an Employer shall be treated as an Employee if:

          (a) the Employer has entered into an agreement under Section 3121(l) of the Code that applies to such Affiliated Employer; and

          (b)     contributions under a funded plan of
deferred compensation (whether or not described in Section
401(a) or 403(a) of the Code) are not provided by any other person with respect to the remuneration paid to such individual by the foreign Affiliated Employer.

A United States citizen or resident who is employed by a domestic subsidiary (as defined in Section 407(a)(2)(A) of the Code) of an Employer shall be treated as an Employee if contributions under a funded plan of deferred compensation (whether or not described in Section 401(a) or 403(a) of the Code) are not provided by any other person with respect to the remuneration paid to such individual by the domestic subsidiary. Notwithstanding the foregoing provisions of this Section to the contrary, the term "Employee" shall exclude pool temporary employees, Leased Employees, any individual compensated exclusively on a commission basis, effective January 1, 1990, any individual who is an employee under the Deferred Profit Sharing Plan and the Registered Retirement Savings Plan sponsored by UNUM Life Insurance Company of America for its Canadian resident citizen employees, and employees of Colonial Companies, Inc. (or one of its subsidiaries) who are entitled to receive any form of vested comissions as defined by Colonial Companies, Inc. (except regional directors).

     1.21 "Employer" shall mean UNUM Corporation and any Affiliated Employer that adopts the Plan with the consent of the Board. If an Employer is a member of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in
Section 414(c) of the Code), or which constitutes an affiliated service group (as defined in Section 414(m) of the Code and modified in Section 414(o) of the Code), all such employers shall be considered a single employer as required by Sections 414(b), 414(c), 414(m) and 414(o) of the Code. For purposes of applying the limitations of Article VII, the
Section 414(b) definition of a controlled group of corporations and the Section 414(c) definition of trades or businesses under common control shall be modified as provided in Section 415(h) of the Code.

     1.22     "Employer Contribution" shall mean any Elective
Contribution, Matching Contribution,  Discretionary
Contribution, or Qualified Nonelective Contribution made in accordance with the terms of the Plan.

     1.23 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for an Employer.

     1.24     "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as it may be amended from time to time, and any regulations issued pursuant thereto, as such Act or such regulations affect this Plan.

     1.25     "Excess Contributions" shall mean for any Plan
Year the excess of

          (a)     the aggregate amount of Employer
Contributions taken into account under Section 3.7(a) that are paid to the Trust on behalf of Highly Compensated
Eligible Employees for such year, over

          (b) the maximum amount of such contributions permitted under Section 3.7(a).

     1.26     "Excess Deferral" shall mean Elective
Contributions in excess of the limitation of Section 6.1.

     1.27 "Excess Elective Contributions" shall mean for any Plan Year the excess of

          (a)     the aggregate amount of Employer
Contributions taken into account under Section 5.3 that are paid to the Trust on behalf of Highly Compensated Eligible
Employees for such year, over

          (b) the maximum amount of such contributions permitted under Section 5.3.

     1.28 "Five Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer.

     1.29 "Former Participant" shall mean any individual who ceases to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them, and who has not received full distribution of his or her Account.

     1.30 "Highly Compensated Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section 2.1 and who is a Highly Compensated
Employee.

     1.31     "Highly Compensated Employee" shall mean any
Employee who:

          (a) was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

          (b) had compensation from an Employer for the preceding Plan Year in excess of Eighty Thousand Dollars
($80,000.00) or such higher amount in effect under Section
414(q) of the Code and was in the Top-Paid Group for such year.

     A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee when such Employee separated from service or at any
time after attaining age fifty-five (55).     For purposes of
this Section, "compensation" shall have the meaning given such term under Section 415(c)(3) of the Code, but without regard to the exclusions provided under Sections 125, 402(e)(3) and 402(h)(1)(B), and, in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

     The dollar amount in subsection (b) of this Section shall be increased at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996.

     The determination of who is a Highly Compensated
Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     The provisions set forth in this Section shall be effective for Plan Years beginning after December 31, 1996;
provided, however, in determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning
January 1, 1997, such provisions shall be treated as having been in effect for the Plan Year beginning January 1, 1996.

     1.32     "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. Such hours shall be credited to the computation period in which such duties are performed.

          (b) Each hour for which an Employee is paid, or entitled to payment, directly or indirectly, by an Affiliated Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence, (i) no more than (five hundred and one (501) Hours of Service shall be credited under this subsection (b) to an Employee on account of any single continuous period during which he or she performs no duties (whether or not such period occurs in a single computation period), (ii) Hours of Service shall not be credited if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, and
(iii) Hours of Service shall not be credited if payment is made solely to reimburse an Employee for medical or medically related expenses incurred by such Employee.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours shall not be credited both under subsection (a) or (b) and under this subsection
(c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Each Employee whose Compensation is not determined on an hourly basis shall be credited with forty-five (45) Hours of Service for each week such Employee completes at least one
(1) Hour of Service.

     The number of Hours of Service to be credited to each Employee shall be determined in accordance with the provisions of 29 C.F.R. Sections 2530.200b-2(b), 2(c) and
2530.200b-3(e)(4) which are incorporated herein by reference.

     Each Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (v) by reason of an approved leave of absence pursuant to a nondiscriminatory policy established by his or her Employer shall, solely for purposes of determining whether such Employee has incurred a Break in Service, be credited with the Hours of Service which would normally have been credited to such Employee but for such absence or, if such Hours of Service cannot be determined, eight (8) Hours of Service for each day of such absence; provided the total number of Hours of Service credited in accordance with this paragraph on account of such absence shall not exceed five hundred and one (501). The Hours of Service described in this paragraph shall be credited in the computation period in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such period solely because the Employee is credited with such Hours of Service or, in all other cases, in the immediately following computation period.

     Each period of qualified military service (as defined in Section 3.9) served by an Employee shall be deemed, upon reemployment under USERRA, to constitute service with his or her Employer for purposes of determining the nonforfeitability of the contributions made on behalf of such individual under the Plan.

     1.33 "Investment Fund" shall mean an investment fund described in Section 13.3.

     1.34 "Investment Manager" shall mean any fiduciary, other than the Trustee acting in such capacity or a named fiduciary (as defined in Section 402(a)(2) of ERISA):

          (a)     who is appointed by the Board (or any
person or persons to whom the Board delegates its authority) to manage, acquire, or dispose of all or any portion of the Trust Fund;

          (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

          (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan.

     1.35 "Key Employee" shall mean any Employee or former Employee (and the Beneficiary of such Employee) who at any time during the Plan Year or the four (4) preceding Plan
Years is:

          (a) an officer of an Employer having annual compensation (within the meaning of Section 7.5) from such Employer greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year (but in no event shall more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees be treated as Key Employees by reason of being officers);

          (b) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent (%) interest, as well as one of the ten largest interests in an Employer, and having annual compensation (within the meaning of Section 7.5) from such Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code for any Plan Year;

           (c)     a Five Percent Owner; or

          (d) a person who has annual compensation (as defined in Section 7.5) from an Employer of more than One Hundred Fifty Thousand Dollars ($150,000.00) and who would be described in subsection (c) above if one percent (1%) were substituted for five percent (5%).

     The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, the provisions of which are incorporated herein by reference. For purposes of determining annual compensation under this Section, amounts excluded from gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code shall be taken into account.

     1.36 "Leased Employee" shall mean any person who is not an Employee and who provides services to an Employer if:

          (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

          (b) such person has performed such services for the Employer (or for the Employer and any related person determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

          (c)     such services are performed under the
primary direction or control by the Employer.

     Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for an Employer shall be treated as provided by the Employer. A Leased Employee shall not be considered an Employee if:

          (d) he or she is covered by a money purchase pension plan providing:

               (i) an employer contribution rate (without regard to Section 401(l) of the Code) of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts excludable from gross income under Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the
Code;

               (ii)  immediate participation; and

               (iii)  full and immediate vesting; and

          (e)     Leased Employees do not constitute more
than twenty percent (20%) of the Employer's nonhighly compensated work force.

     1.37     "Limitation Year" shall mean a Plan Year.

     1.38     "Matching Contribution" shall mean a
contribution made by an Employer in accordance with Section
3.1(b) on behalf of a Participant who has made a Deferral
Election.

     1.39 "Named Fiduciary" shall mean with respect to the operation and administration of the Plan, the Benefits
Committee and the Appellate Committee, and with respect to the management of the Trust Fund, the Trustee.

     1.40 "Non-Key Employee" shall mean any Employee who is not a Key Employee.

     1.41 "Normal Retirement Age" shall mean age sixty-five (65).

     1.42 "Participant" shall mean an Eligible Employee who elects to participate in the Plan in accordance with
Section 5.1 or 3.9 and each other Eligible Employee on whose behalf an Employer makes a Discretionary Contribution.

     1.43 "Participant-Directed Brokerage Account" shall mean a brokerage account established and maintained under the Trust for the benefit of a Participant as provided in Section
13.7.

     1.44 "Permissive Aggregation Group" shall mean each plan of an Employer which is included in a Required
Aggregation Group and any other plan or plans of such Employer which, when considered as a group with the Required
Aggregation Group, continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     1.45     "Plan" shall mean the UNUM Employees Retirement
Savings Plan.

     1.46     "Plan Year" shall mean the calendar year.

     1.47 "Qualified Nonelective Contribution" shall mean a contribution, other than an Elective Contribution or Matching Contribution, made by an Employer in accordance with
Section 3.1(d) which (i) is treated as an Elective Contribution, (ii) is nonforfeitable when made, (iii) is distributable only in accordance with the provisions of
Article IX that are applicable to Elective Contributions, and
(iv) satisfies the requirements of Section 401(a)(4) of the Code.

     1.48 "Required Aggregation Group" shall mean each plan of an Employer in which a Key Employee is a participant and each other plan of such Employer which enables any plan of the Employer in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

     1.49 "Rollover Contributions" shall mean the cash contributions made by an Employee in accordance with Section
3.8.

     1.50     "Top Heavy" shall mean that as of the
Determination Date:

          (a) the Top Heavy Ratio for the Plan exceeds sixty percent (60%), if the Plan is not included in a Required Aggregation Group;

          (b)     the Top Heavy Ratio for the Required
Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Required
Aggregation Group, but is not included in a Permissive
Aggregation Group; or

          (c)     the Top Heavy Ratio for the Permissive
Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Permissive
Aggregation Group.

     1.51     "Top Heavy Ratio" shall mean:

          (a) if the Plan is not included in a Required Aggregation Group, a fraction, the numerator of which is the sum of the Account balances of Key Employees under the Plan and the denominator of which is the sum of the Account balances of all Participants under the Plan; or

          (b) if the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group, a fraction, the numerator of which is the sum of the account balances of Key Employees under all defined contribution plans included in such group and the present value of the accrued benefits of Key Employees under all defined benefit plans included in such group and the denominator of which is the sum of the account balances of all Participants under all defined contribution plans included in such group and the present values of the accrued benefits of all Participants under all defined benefit plans included in such group.

     The account balances, as well as the present values of accrued benefits, shall be determined, as of the Valuation Date coinciding with the Determination Date, in accordance with the provisions of Section 416(g) of the Code and the regulations thereunder which are incorporated herein by reference. In determining the Top Heavy Ratio for any Plan Year, if an individual is a Non-Key Employee with respect to the Plan or with respect to any other plan which is included in the same Required Aggregation Group or Permissive Aggregation Group as the Plan, but was a Key Employee with respect to the Plan or such other plan for any prior Plan Year, any account balance or accrued benefit for such individual shall not be taken into account. In addition, any account balance or accrued benefit of any individual who has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date shall not be taken into account.

     1.52 "Top-Paid Group" shall mean for any Plan Year the group of Employees consisting of the top twenty percent
(20%) of Employees based on compensation (as defined in Section 1.31) received from an Employer during such year.
For purposes of determining the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

          (a) Employees who have not completed six (6) months of service;

          (b)     Employees who normally work less than
seventeen and one-half (17.5) hours per week;

          (c)     Employees who normally work less than six
(6) months during any year;

          (d) Employees who have not attained age twenty-one (21);

          (e) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section
911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a) (3) of the Code).

An Employer may elect to apply subsections (a), (b), (c) or
(d) by substituting a shorter period of service, a smaller number or hours or months, or a lower age than that specified in each subsection.

     1.53 "Trust" shall mean the Trust Agreement under the UNUM Employees Retirement Savings Plan and Trust and the
Duncanson & Holt, Inc. Employee Profit Participation and
Savings Plan, as amended from time to time.

     1.54 "Trustee" shall mean the person or persons appointed by the Board (or any person or persons to whom the Board delegates its authority) to serve as trustee(s) of the Trust.

     1.55 "Trust Fund" shall mean the property held in Trust for the benefit of the Participants and their Beneficiaries.

     1.56     "USERRA" shall mean the Uniformed Services
Employment and Reemployment Rights Act of 1994, 38 U.S.C.
Section 4301 ET SEQ., as in effect on December 12, 1994
(without regard to any subsequent amendment).

     1.57     "Valuation Date" shall mean, effective December
4, 1995, any business day.

     1.58 "Year of Participation Service" shall mean an Eligibility Computation Period during which the Employee has completed one thousand (1,000) Hours of Service.


                           ARTICLE II
                          PARTICIPATION

     2.1 DATE OF PARTICIPATION. Except as hereinafter provided, each Employee who is in the employ of an Employer on the Effective Date and who meets the requirement of
Section 2.2 on or before such date shall be eligible to participate in the Plan as of the Effective Date. Each other Employee who thereafter meets the requirement of Section 2.2 shall be eligible to participate in the Plan as of the first day of the first payroll period coinciding with or next following the date on which the Employee meets said requirement, provided he or she is still in the employ of an Employer on said date. Notwithstanding the foregoing provisions to the contrary, each Employee who was a participant in the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan or the Colonial Companies, Inc. Security Saver Plan as of December 31, 1996, shall be eligible to participate in the Plan as of the Effective Date, provided he or she is still in the employ of an Employer on the Effective Date.

     2.2 PARTICIPATION REQUIREMENT. Each Employee who has completed one (1) Year of Participation Service shall be eligible to participate in the Plan.

     2.3     REEMPLOYED ELIGIBLE EMPLOYEE.  An Eligible
Employee who is reemployed by an Employer shall again be eligible to participate as of the date he or she completes one (1) Hour of Service.

     2.4 SERVICE WITH AFFILIATED EMPLOYERS. In the event an employee of an Affiliated Employer that has not adopted the Plan becomes an Employee of an Affiliated Employer that has adopted the Plan, he or she shall be eligible to participate in the Plan effective as of the later of the following dates:

          (a) the first day of the first payroll period coinciding with or next following the date on which he or she meets the requirements of Section 2.2, taking into account all of his or her prior service with an Affiliated Employer; or

          (b) the first day of the first payroll period coinciding with or next following the date on which he or she becomes an Employee of an Affiliated Employer that has adopted the Plan.

     A Participant who is transferred to an Affiliated
Employer that has not adopted the Plan shall cease to be eligible to participate in the Plan effective as of the date of his or her transfer.


                           ARTICLE III
                          CONTRIBUTIONS

     3.1 EMPLOYER CONTRIBUTIONS. For each Plan Year, each Employer shall contribute to the Plan:

          (a) the Elective Contributions to be made in accordance with Section 5.1 or 3.9 on behalf of each Participant in its employ during such year;

          (b) the Matching Contributions, if any, to be made on behalf of each Participant in its employ during such year who has made a Deferral Election for such year at the rate determined by the Board; provided, however, no Matching Contribution may be made with respect to any Excess Deferral or Excess Elective Contribution or any Elective Contribution which is returned to the Participant pursuant to Section 7.4(b);

          (c) the Discretionary Contributions, if any, in such amount as may be determined by the Board; and

          (d) The Qualified Nonelective Contributions, if any, to be made in accordance with Section 3.7 or 5.4.

     3.2 TIMING OF EMPLOYER CONTRIBUTIONS. Effective February 3, 1997, Elective Contributions shall be paid to the Trust as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Participant's Employer; provided in no event shall the date determined pursuant to this sentence occur later than the fifteenth (15th) business day of the calendar month following the calendar month in which such contributions would otherwise have been payable to the Participant in cash (the "maximum time period"), unless the Employer extends the maximum time period as provided in 29 C.F.R. Section 2510.3-102(d). Matching Contributions and Discretionary Contributions, if any, with respect to any Plan Year shall be paid to the Trust at such time or times as may be determined by an Employer, but not later than the date prescribed by law for filing its federal income tax return for its taxable year which ends with or within such Plan Year, including extensions which have been granted for filing such return. Qualified Nonelective Contributions, if any, with respect to any Plan Year shall be paid to the Trust within twelve (12) months after the end of such Plan Year.

     3.3 FORM OF CONTRIBUTIONS. Elective contributions shall be made in cash. Matching Contributions and Discretionary Contributions may, at the election of the Board, be made in cash or in shares of common stock of UNUM Corporation, or in any combination thereof; provided any contribution made in the form of shares of common stock of UNUM Corporation shall be valued at its fair market value as of the date of contribution.

     3.4 MAXIMUM CONTRIBUTIONS. In no event shall the contributions made by an Employer for any Plan Year exceed the maximum amount which such Employer is permitted to deduct for federal income tax purposes or cause the Annual Addition for any Participant to exceed the amount permitted under the Plan.

     3.5 RETURN OF CONTRIBUTIONS. Contributions by each Employer are conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and upon their deductibility under Section 404 of the Code. Upon the request of any Employer, any contributions attributable to such Employer (a) which are made by reason of a mistake of fact, (b) which are conditioned upon the initial qualification of the Plan, or (c) for which a deduction is disallowed shall be returned to the Employer within one (1) year of the mistaken payment of the contribution, denial of qualification (provided the application for qualification is made by the time prescribed by law for filing such Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), or disallowance of the deduction.
In the event of a denial of qualification, the amount contributed for the period during which the Plan was not qualified may be returned. In the event of a mistake of fact or a disallowance of deduction, the amount which may be returned to such Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or an error in determining the deduction. Earnings attributable to any excess contribution shall not be returned, and losses attributable thereto shall reduce the amount which may be returned.

     The portion of any contribution returned to an Employer in accordance with this Section that represents Elective
Contributions shall be paid promptly to the Participants on whose behalf such contributions were made.

     3.6 NONFORFEITABLE CONTRIBUTIONS. Each Participant shall have a fully vested and nonforfeitable interest in his or her Elective Contributions Account, Matching Contributions Account and Discretionary Contributions Account at all times.

     3.7     SPECIAL RULES FOR MATCHING CONTRIBUTIONS.

          (a)     The Contribution Percentage for Highly
Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

               (i)     the Contribution Percentage for all
other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

               (ii)  the lesser of the Contribution
Percentage for all other Eligible Employees for the preceding
Plan Year multiplied by 2, or the Contribution Percentage for such Eligible Employees for the preceding Plan Year plus two percent (2%).

          (b) For purposes of this Section, if two or more qualified plans maintained by the Employer are treated as one plan to meet the requirements of Section 401(a)(4),
Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Highly Compensated Eligible Employee participates in any other qualified plan maintained by the Employer to which Matching Contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Highly Compensated Eligible Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

          (c) To the extent Elective Contributions are taken into account under this Section, any Elective
Contributions returned to a Participant pursuant to Section
7.4(b) shall be disregarded.

          (d)     Any Matching Contribution which is
attributable to an Excess Deferral or Excess Elective
Contribution shall be forfeited and shall be disregarded for purposes of subsection (a) of this Section. Forfeitures shall be used to reduce Employer Contributions.

          (e) For purposes of this Section, Matching Contributions (and any Qualified Nonelective Contributions treated as Matching Contributions) shall be treated as made for a Plan Year to which they relate if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. Each Employer shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Elective Contributions or Qualified Nonelective Contributions taken into account under this Section. The determination and treatment of the individual contribution percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (f)     In the event that the Contribution
Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitation of subsection (a) above, the Benefits Committee shall, within two and one-half (2.5) months after the end of such year, distribute the Excess Contributions (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the amount of Employer Contributions made on behalf of each such Employee and taken into account under Section
1.11 and shall designate such distribution as a distribution of Excess Contributions (plus any income and minus any loss allocable thereto).

          (g) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII.

          (h)     The amount of any Highly Compensated
Eligible Employee's Excess Contributions shall be determined by reducing contributions on behalf of such Employees in the order of their respective amounts of Employer Contributions taken into account under Section 1.11, beginning with the highest such amount. The determination of the amount of Excess Contributions with respect to the Plan shall be made after first determining the amount of Excess Deferrals under
Article VI then second determining the amount of Excess Elective Contributions under Section 5.3.

          (i) Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Contributions (plus any income and minus any loss allocable thereto) to Highly Compensated Eligible Employees in order to comply with subsection (a) above for any Plan Year, an Employer may make Qualified Nonelective Contributions within twelve (12) months after the end of such year to the Plan on behalf of each non-Highly Compensated Eligible Employee who has made a Deferral Election for such year as are necessary to comply with subsection (a) above. Such Qualified Nonelective Contributions shall be made on behalf of non-Highly Compensated Eligible Employees in the order of their respective Contribution Percentages, beginning with the lowest such percentage, until one of the limitations of subsection (a) above is no longer exceeded.

     3.8 ROLLOVER CONTRIBUTIONS. An Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code may transfer all or any portion of such distribution to the Trust, provided the transfer is made to the Trust not later than the sixtieth
(60th) day following the day on which the Employee received such distribution. In addition, an Employee who receives a distribution from an individual retirement account (within the meaning of Section 408(a) of the Code), which account is attributable solely to a rollover contribution (as defined in Section 402(c)(5) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, may transfer the entire amount distributed to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which the Employee received such distribution. Notwithstanding the foregoing to the contrary, an Employee who has received an eligible rollover distribution (as hereinabove defined), solely by reason of the death of his or her spouse, or a distribution from an individual retirement account (as hereinabove defined), which account is attributable solely to a rollover contribution (as hereinabove defined) from an employee's trust described in
Section 401(a) of the Code which is exempt from tax under
Section 501(a) of the Code of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust.

     A Rollover Contribution shall be credited to a Rollover Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account. The Rollover Contributions Account of any Employee who is not a Participant shall be administered, invested and distributed as if such account constituted an Elective Contributions Account. The Rollover Contributions Account of a Participant shall be administered, invested and distributed in the same manner and at the same time as his or her Elective Contributions Account.

     3.9 USERRA MAKE-UP CONTRIBUTIONS. The provisions of this Section shall be effective with respect to reemployment initiated on or after December 12, 1994. In addition to any Elective Contributions made in accordance with Section 5.1, an Eligible Employee who is reemployed by his or her Employer and entitled to benefits under USERRA may elect to have such Employer make Elective Contributions on his or her behalf in accordance with this Section; provided, any additional Elective Contributions made in accordance with this Section do not exceed the maximum amount of Elective Contributions that such Employer would have been permitted to make on behalf of such Eligible Employee in accordance with the limitations of Articles VI and VII of the Plan and Sections 402(g), 404(a) and 415 of the Code during such Employee's period of qualified military service if such Employee:

          (a)     had continued to be employed by such
Employer during such period; and

          (b) received Compensation from such Employer equal to:

               (i)     the Compensation the Employee would
have received during such period if the Employee were not in qualified military service, determined based on the rate of pay the Employee would have received from such Employer but for the absence; or

               (ii)     if the Compensation the Employee
would have received during such period was not reasonably certain, the Employee's average Compensation from the Employer during the twelve (12) month period immediately preceding the period of qualified military service (or, the period of employment immediately preceding the period of qualified military service, if shorter).

Notwithstanding the foregoing to the contrary, the Benefits Committee shall adjust the amount of Elective Contributions made in accordance with this Section for any Elective Contributions actually made during an Employee's period of qualified military service. Any Elective Contributions on behalf of an Eligible Employee pursuant to this Section 3.9 shall be made during the period which begins on the date of reemployment of such Employee with his or her Employer and whose duration is equal to the lesser of (i) three (3) times the period of qualified military service which resulted in the application of this Section 3.9 to such Employee, and
(ii) five (5) years.

     An Employer shall make Matching Contributions with respect to any additional Elective Contributions made in accordance with this Section which would have been required had such Elective Contributions actually been made during the period of qualified military service which resulted in the application of this Section to the Employee.

     Any Elective Contributions or Matching Contributions made by an Employer on behalf of an Eligible Employee pursuant to this Section 3.9 shall not be subject to any otherwise applicable limitation contained in Section 402(g), 404(a), or 415 of the Code and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan maintained by such Employer with respect to the year in which such contributions are made, but such contributions shall be subject to such limitations with respect to the year to which they relate (in accordance with rules prescribed by the Secretary of the Treasury). Any such Elective Contributions and Matching Contributions shall not be taken into account, either for the Plan Year in which they are made or for the Plan Year to which they relate, for purposes of Sections 3.7, 5.3, or Article X of the Plan and for purposes of Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12),
401(m), 410(b), or 416 of the Code.

     No provision of this Section 3.9 shall be construed to require any crediting of earnings to a Participant's Account with respect to any Employer Contribution before such Employer Contribution is actually made or any allocation of any forfeiture with respect to a period of qualified military service.

     For purposes of this Section, "qualified military service" shall mean any service in the uniformed services (as defined in USERRA) by any individual if such individual is entitled to reemployment rights under USERRA with respect to such service.

     An election by an Eligible Employee to have his or her Employer make additional Elective Contributions on his or her behalf pursuant to this Section 3.9 shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.


                            ARTICLE IV
                         DIRECT TRANSFERS

     4.1 DIRECT TRANSFERS. The assets of another profit sharing plan may, with the prior consent of the Benefits Committee, be directly transferred to the Trust, provided immediately prior to the transfer, the transferor plan is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code. Upon receipt, the Benefits Committee shall credit the Account of each Employee who participated in the transferor plan with the portion of the transferred assets standing to the credit of such Employee under the transferor plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section 8.1. Except as otherwise provided in Article XVI, each elective, matching or other type of contribution comprising the Transfer Account of any Employee or any Participant shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution, provided, however, each Employee shall have a fully vested and nonforfeitable interest in his or her Transfer Account. With respect to a Participant who has an outstanding loan balance under the transferor plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of Section 9.6 as an outstanding loan balance under this Plan.

     The Benefits Committee may direct the Trustee to transfer the assets of the Plan credited to the Account of a Participant or Former Participant to the related trust of another employer's retirement plan, provided immediately prior to the transfer the transferee plan contains a provision permitting such transfer and is qualified under
Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code.


                            ARTICLE V
                        DEFERRAL ELECTIONS

     5.1 TIME AND METHOD. An Eligible Employee may participate in the Plan by electing to defer part of his or her Compensation each pay period, provided that, effective January 1, 1997, an Eligible Employee may not defer less than one percent (1%) nor more than fifteen percent (15%) of his or her Compensation each pay period. The deferral percentage must be a whole number. The amount deferred shall be contributed to the Plan by the Employer on behalf of the electing Eligible Employee. A Deferral Election shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.

     A Deferral Election shall be effective on the first day of the first payroll period next following the date on which such election is received by the Benefits Committee or its designated representative. A Deferral Election shall remain in effect until amended or terminated in accordance with
Section 5.2.  A deemed Deferral Election pursuant to Section
16.2 or Section 16.3 shall be effective as of January 1, 1997.

     If a Participant terminates a Deferral Election in accordance with Section 5.2, such Participant may subsequently make another Deferral Election, which, effective December 4, 1995, shall be effective as of the first day of the first payroll period next following the date on which such election is received by the Benefits Committee or its designated representative.

     5.2 AMENDMENT OR TERMINATION BY PARTICIPANT. Effective December 4, 1995, a Participant may amend his or her Deferral Election to increase or decrease the deferral percentage within the limits of Section 5.1 or may terminate his or her Deferral Election at any time. An amendment or termination shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee and shall be effective as of the first day of the first payroll period next following the date on which the amendment or termination is received by the Benefits Committee or its designated representative.

     5.3 LIMITATIONS ON ACTUAL DEFERRAL PERCENTAGE. In the event a Highly Compensated Eligible Employee participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by an Employer shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or Section 410(b) of the Code or if a Highly Compensated Eligible Employee participates in such other plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(k) of the Code only if such plans have the same plan year.

          (a)     The Actual Deferral Percentage for Highly
Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

               (i)     the Actual Deferral Percentage for all
other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

               (ii)  the lesser of the Actual Deferral
Percentage for all other Eligible Employees for the preceding
Plan Year multiplied by 2, or the Actual Deferral Percentage for such Eligible Employees for the preceding Plan Year plus two percent (2%).

          (b) The sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the
Contribution Percentage for Highly Compensated Eligible
Employees for any Plan Year commencing after December 31,
1996, shall not exceed the greater of:

               (i)     the sum of (1) the greater of the
Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25 or the Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, and (2) the lesser of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year plus 2 or the Contribution Percentage for all other Eligible Employees for the preceding Plan Year plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

               (ii) the sum of (1) the lesser of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25 or the Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, and (2) the greater of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year plus 2 or the Contribution Percentage for all other Eligible Employees for the preceding Plan Year plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

     Subsection (b) of this Section shall not apply if the respective Actual Deferral Percentage and Contribution
Percentage of the Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, does not exceed the respective Actual Deferral Percentage and Contribution Percentage of all other Eligible Employees for the preceding Plan Year multiplied by 1.25.

     For purposes of this Section, Elective Contributions,
Matching Contributions and Qualified Nonelective
Contributions must be made before the last day of the twelve
(12) month period immediately following the Plan Year to which such contributions relate.

     For purposes of this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded.

     Each Employer shall maintain records sufficient to demonstrate compliance with this Section and the amount of any Matching Contributions or Qualified Nonelective Contributions used to satisfy this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.4 RESTRICTIONS AND ADJUSTMENTS. The Benefits Committee may restrict the deferral percentages elected by Participants if the Benefits Committee determines such restriction is necessary to comply with Section 3.4, Section 5.3, Article VI or Article VII.

     In the event that the Actual Deferral Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(a), the Benefits Committee shall, within two and one-half (2.5) months after the end of such year, distribute the Excess Elective Contributions (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the amount of Employer Contributions made on behalf of each such Employee and taken into account under Section
1.2 and shall designate such distribution as a distribution of Excess Elective Contributions (plus any income and minus any loss allocable thereto).

     The amount of any Highly Compensated Eligible Employee's Excess Elective Contributions shall be determined by reducing contributions on behalf of such Employees in the order of their respective amounts of Employer Contributions taken into account under Section 1.2, beginning with the highest such amount. The amount of Excess Elective Contributions with respect to a Highly Compensated Eligible Employee for any Plan Year shall be reduced by the amount of Excess Deferrals previously distributed to such Employee under Article VI for the calendar year ending with or within the Plan Year; provided, however, that notwithstanding the distribution of an Excess Deferral in accordance with Section 6.2 to a Highly Compensated Eligible Employee, such distributed amount shall be taken into account under Section 5.3.

     Excess Elective Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII of the Plan.

     In the event the sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(b), the Benefits Committee shall, within two and one-half (2.5) months after the end of such year, reduce the Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsections
(f) through (h) of Section 3.7.

     Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Elective Contributions (plus any income and minus any loss allocable thereto) or reducing the Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsections
(f) through (h) of Section 3.7 in order to comply with
Section 5.3(b) for any Plan Year, an Employer may make Qualified Nonelective Contributions to the Plan within twelve
(12) months after the end of such year, on behalf of each non-Highly Compensated Eligible Employee who has made a Deferral Election for such year as are necessary to comply with
Section 5.3. Such Qualified Nonelective Contributions shall be made on behalf of non-Highly Compensated Eligible
Employees in the order of their respective individual deferral percentages, beginning with the lowest such percentage, until the limitations of Section 5.3 are no longer exceeded.


                            ARTICLE VI
                         EXCESS DEFERRALS

     6.1 LIMITATION ON ELECTIVE CONTRIBUTIONS. Effective January 1, 1997, the Elective Contributions that may be allocated to a Participant's Account for any calendar year shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00), reduced by the amount of any employer contributions for such year on behalf of such Participant pursuant to an election to defer compensation under any qualified cash or deferred arrangement within the meaning of
Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement within the meaning of Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan within the meaning of Section 501(c)(18) of the Code, a salary reduction agreement for the purchase of an annuity contract under
Section 403(b) of the Code, and any elective employer contribution under Section 408(p)(2)(A)(i) of the Code. For purposes of this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 402(g)(5) of the Code.

     6.2 DISTRIBUTION OF EXCESS DEFERRAL. In the event that the limitation of Section 6.1 is exceeded with respect to any Participant, not later than April 15 of the following calendar year, the Benefits Committee shall distribute the Excess Deferral (plus any income and minus any loss allocable thereto) to such Participant and designate such distribution as a distribution of an Excess Deferral (plus any income and minus any loss allocable thereto), provided that the Benefits Committee has received the notice prescribed in Section 6.3. Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals shall be determined by the same manner in which income or loss is allocated to the Participant's Accounts under Article VIII of the Plan.

     The amount of Excess Deferral with respect to a Participant for any calendar year shall be reduced by the amount of any Excess Elective Contributions previously distributed to such Participant for the Plan Year beginning with or within the calendar year.

     6.3 NOTICE BY PARTICIPANT. It shall be the responsibility of the Participant to notify the Benefits Committee of any Excess Deferral for a calendar year. Such notice shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee; shall specify the amount of the Excess Deferral; shall state that if the Excess Deferral is not distributed, such excess shall be includable in the Participant's gross income under Section 402(g) of the Code; and shall be submitted to the Benefits Committee not later than March 1 of the following calendar year. A Participant shall be deemed to have notified the Benefits Committee of an Excess Deferral to the extent such Participant has an Excess Deferral for a calendar year, taking into account only Elective Contributions under the Plan and any other plans of the Employer subject to Section 402(g) of the Code.


                           ARTICLE VII
                  LIMITATION ON ANNUAL ADDITIONS

     7.1     LIMITATION FOR DEFINED CONTRIBUTION PLANS.
Except as hereinafter provided, the provisions of this Article shall be effective January 1, 1987. The Annual
Additions which may be allocated to the Account of a Participant for a Limitation Year shall not exceed the lesser of:

          (a) Thirty Thousand Dollars ($30,000.00) (or, if greater, one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code); or

          (b)     Twenty-five percent (25%) of the
Participant's compensation (as defined in Section 7.5) for the Limitation Year,

reduced by the sum of (i) the annual additions allocated within such Limitation Year to the accounts of such Participant under all other qualified defined contribution plans maintained by the Employer and (ii) the contributions on behalf of such Participant to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as annual additions to a defined contribution plan. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 415(d) of the Code.

     If an Annual Addition allocated to a Participant's Account for a Limitation Year when added to the sum of (i) the Annual Additions previously allocated within such year to the Participant's Account, (ii) the annual additions previously allocated within such year to the Participant's accounts under all other qualified defined contribution plans maintained by the Employer and (iii) the aforesaid contributions to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) exceeds the limitation set forth in this Section, such excess shall be reduced as hereinafter provided in this Article.

     If the allocation of an Annual Addition to a Participant's Account coincides with the allocation of an annual addition to such Participant's account or accounts under one or more other qualified defined contribution plans maintained by the Employer and/or the allocation of a contribution on behalf of such Participant to one or more welfare benefit funds (as defined in Section 419(e) of the Code) or individual medical benefit accounts (as defined in
Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as an annual addition to a defined contribution plan and such allocations exceed the limitation set forth in this Section, the excess attributable to this Plan, which shall be reduced as hereinafter provided in this Article, shall be equal to the product determined by multiplying the total excess by a fraction, the numerator of which is the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the denominator of which is the sum of the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the annual additions previously allocated to the Participant's accounts under such other plans within such Limitation Year.

     The limitation set forth in this Section may be applied on the basis of reasonable estimates of compensation for the Limitation Year, provided such estimates are uniformly determined for all Participants. As soon as practicable after the end of each Limitation Year, the limitation shall be applied on the basis of actual compensation.

     Notwithstanding the foregoing, the compensation limitation of Section 7.1(b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section
415(l)(1) or Section 419A(d)(2) of the Code.

     7.2 LIMITATION FOR DEFINED CONTRIBUTION PLAN AND DEFINED BENEFIT PLAN. If a Participant also participates or has participated in a qualified defined benefit plan maintained by an Employer, then in addition to the limitation set forth in the preceding Section, the sum of the fractions determined under subsections (a) and (b) below for any Limitation Year shall not exceed 1.0.

          (a) A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of (i) the dollar limitation in effect under
Section 415(b)(1)(A) of the Code for such year multiplied by 1.25, or (ii) the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such year multiplied by 1.4.

          For purposes of this subsection (a), "projected annual benefits" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity, or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

               (i)     the Participant will continue
employment until normal retirement age under the plan (or current age, if later); and

               (ii) the Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

          Notwithstanding the foregoing, if the Participant participated as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined benefit plans maintained by an Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits which the Participant accrued under such plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the qualified defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (b) A fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans (whether or not terminated) maintained by an Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible voluntary contributions under all qualified defined benefit plans, whether or not terminated, maintained by an Employer) and the contributions on behalf of the Participant to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) maintained by an Employer which, as hereinafter provided, are treated as annual additions to a defined contribution plan and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and all prior Limitation Years in which the Participant performed service for an Employer (regardless of whether a defined contribution plan was maintained by the Employer): (i) the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year multiplied by 1.25, or (ii) thirty-five percent (35%) of the Participant's compensation for such year.

          If an Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined contribution plans maintained by an Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of the fractions under this Section would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of said fractions over 1.0 multiplied by (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

     The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

     If the sum of said fractions for any Limitation Year exceeds 1.0, the Annual Additions allocated to the Participant's Account for such Limitation Year shall be reduced, as hereinafter provided in this Article, until the sum of the fractions does not exceed 1.0 or the rate of accrual of the Participant's accrued benefit under the defined benefit plan shall be reduced until the sum of the fractions does not exceed 1.0.

     7.3 COMBINING AND AGGREGATING PLANS. For purposes of applying the limitations described in this Article:

          (a)     All qualified defined benefit plans
(without regard to whether a plan has been terminated) ever maintained by an Employer shall be treated as one defined benefit plan; and

          (b)     All qualified defined contribution plans
(without regard to whether a plan has been terminated) ever maintained by an Employer shall be treated as one defined contribution plan.

     7.4 REDUCTION OF EXCESS ANNUAL ADDITIONS. If, as a result of a reasonable error in estimating a Participant's annual compensation (as defined in Section 7.5), a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any Participant under the limitations of
Section 415 of the Code, or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth below, the Annual Additions allocated to the Account of any Participant would cause the limitations set forth in the preceding Sections of this Article for any Limitation Year to be exceeded, the following rules shall apply to the extent necessary to reduce such excess, and the excess amounts shall not be deemed Annual Additions in such Limitation Year:

          (a)     Any nondeductible voluntary employee
contributions (and the earnings thereon) to the extent they would reduce the excess amount, shall be returned to the Participant;

          (b) Any Elective Contributions (and, effective for Limitation Years beginning after December 31, 1995, the earnings thereon) to the extent they would reduce the excess amount, shall be returned to the Participant;

          (c) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such year shall be used to reduce Employer Contributions for the next Limitation Year and for each succeeding Limitation Year, if necessary, for such Participant;

          (d) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such Limitation Year shall be held unallocated in a suspense account. The suspense account shall be applied to reduce Employer Contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

     If a suspense account is in existence at any time during a Limitation Year pursuant to subsection (d) of this Section, it shall not participate in the allocation of the Investment Funds' income, expenses, gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. For purposes of subsection (c) and (d), excess amounts may not be distributed to Participants or Former Participants.

     7.5 DEFINITION OF COMPENSATION. Except as hereinafter provided, for purposes of applying the limitations of this Article, the term "compensation" shall mean, with respect to a Plan Year, the total compensation paid by an Employer to an Employee for services rendered while an Employee that constitutes wages as defined in
Section 3401(a) of the Code and all other payments by an Employer to an Employee for services rendered while an Employee for which an Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed. Notwithstanding the foregoing to the contrary, effective January 1, 1998, "compensation" shall include any elective deferrals within the meaning of Section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of an Employee and which is not includable in the gross income of the Employee by reason of
Section 125 or 457 of the Code.

     For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, "compensation" for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence, "compensation" with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year if he or she had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

     Notwithstanding the foregoing to the contrary, for purposes of Sections 1.2, 1.11 and 10.3(b), effective January 1, 1994, the annual "compensation" of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account. In the event "compensation" is determined based on a period of time which contains fewer than twelve (12) calendar months, the annual compensation limit shall be an amount equal to the annual compensation limit for the Limitation Year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). If "compensation" for a prior Limitation Year is taken into account for any Limitation Year, such compensation shall be subject to the annual compensation limit in effect for such prior Limitation Year.

     7.6     CERTAIN CONTRIBUTIONS TREATED AS ANNUAL
ADDITIONS.  For purposes of this Article:

          (a)     Excess Contributions and Excess Elective
Contributions shall be treated as Annual Additions;

          (b) amounts derived from contributions which are paid or accrued in taxable years ending after December 31, 1985, and which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Employer, shall be treated as annual additions to a defined contribution plan; and

          (c) contributions allocated after March 31, 1984, to an individual medical benefit account (as defined in Section 415(l)(2) of the Code) which is part of a defined benefit plan maintained by an Employer shall be treated as annual additions to a defined contribution plan.


                           ARTICLE VIII
                      ACCOUNTS AND VALUATION

     8.1 PARTICIPANTS' ACCOUNTS. The Benefits Committee shall direct the Trustee to establish and maintain a separate
Account for each Participant which shall separately reflect:

          (a) the Participant's Elective Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto and his or her Qualified Nonelective Contributions pursuant to Section 3.7(i) or Section 5.4, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Elective Contributions Account");

          (b) the Participant's Matching Contributions, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Matching Contributions Account");

          (c) the Participant's share of Discretionary Contributions, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Discretionary Contributions Account");

          (d) the Participant's Rollover Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Rollover Contributions Account");

          (e)     the assets transferred from another
qualified plan on behalf of the Participant in accordance with Section 4.1 or Article XVI and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Transfer Account"); and

          (f) for Plan Years prior to January 1, 1989, the Participant's after-tax contributions and Employer matching contributions made thereon, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "After-Tax Contributions Account").

     8.2     ADJUSTMENTS.  Effective July 1, 1996, as of each
Valuation Date, the Participants' Accounts shall be adjusted as follows:

          (a) First, determine the fair market value of each Investment Fund and Participant-Directed Brokerage
Account as of the close of business on such date.

          (b)     Second, allocate the income, expenses,
gains and losses of each Investment Fund and Participant-
Directed Brokerage Account among the Accounts in proportion to the Account balances (to the extent invested therein).

          (c) Third, reduce the separate Account of each Participant to reflect all distributions, withdrawals and loans made from such Account, since the last preceding
Valuation Date.

          (d) Fourth, credit to the separate Account of each Participant the Elective Contributions, Matching Contributions, Qualified Nonelective Contributions, Discretionary Contributions, Rollover Contributions, and the assets transferred from another qualified plan in accordance with Section 4.1 or Article XVI made on his or her behalf and the Participant's loan repayments since the preceding Valuation Date.

          (e) Fifth, adjust each Participant's Account to reflect transfers among the Investment Funds and between the Investment Funds and such Participant's Participant-Directed
Brokerage Account, if any.

     In the event no adjustment to any separate Account is required under subsection (c) above as of any Valuation Date (other than the last Valuation Date of a Plan Year), no adjustments of the separate Accounts of the Participants shall be required except as of the last Valuation Date of the Plan Year.

     Notwithstanding the foregoing provisions of this Section to the contrary, the Benefits Committee may direct the Trustee to debit the Account of any Participant or Former Participant as of any Valuation Date in the amount of any reasonable expense attributable to such Participant's or Former Participant's exercise of control over his or her Account since the preceding Valuation Date. The Benefits Committee shall establish, in writing, reasonable procedures to inform Participants and Former Participants that such expenses may be charged to their Account pursuant to this paragraph, to inform each Participant or Former Participant at least annually of the actual expenses incurred with respect to his or her Account, and to otherwise carry out this paragraph. The Benefits Committee shall follow a uniform and nondiscriminatory policy in charging reasonable expenses to the Account of a Participant or Former Participant pursuant to this paragraph. For purposes of this paragraph, a Participant's or Former Participant's "exercise of control over his or her Account" shall include but not be limited to the following:

          (f)     a request for a loan pursuant to Section
9.6;

          (g)      a request for a withdrawal pursuant to
Section 9.5 or 9.9; and

          (h) any election with respect to the investment of contributions made on his or her behalf (or an election with respect to the reinvestment of his or her Account) pursuant to Section 13.7 or 13.8.

     8.3 ALLOCATION OF DISCRETIONARY CONTRIBUTIONS. As of the last Valuation Date of each Plan Year, the Trustee shall allocate and credit the Discretionary Contribution, if any, for such Plan Year to the separate Accounts of the Eligible Employees entitled to share therein in proportion to their respective amounts of compensation for such Plan Year. For purposes of this Section, "compensation" shall have the meaning given such term in Section 1.10, except that it shall include compensation paid for services rendered while an Eligible Employee.

     8.4 ELIGIBLE EMPLOYEES ENTITLED TO SHARE IN DISCRETIONARY CONTRIBUTIONS. An Eligible Employee shall be entitled to share in the Discretionary Contributions made by or with respect to his or her Employer for a Plan Year if he or she is credited with at least one thousand (1,000) Hours of Service during such Plan Year, and remains in the employ of such Employer on the last business day of such Plan Year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year while in the employ of such Employer. For purposes of this Section, "Hours of Service" shall mean only Hours of Service credited with the Employer who is making the Discretionary Contribution.

     In the event application of the preceding sentence would cause the Plan to fail to satisfy the requirements of Section
410(b) of the Code for any Plan Year, the following provisions shall apply:

          (a) An Eligible Employee shall be entitled to share in the Discretionary Contributions made by or with respect to his or her Employer for a Plan Year if he or she is credited with more than five hundred (500) Hours of Service during such Plan Year and remains in the employ of such Employer on the last business day of such Plan Year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year while in the employ of such Employer.

          (b) If after applying subsection (a) above the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contributions made by or with respect to his or her Employer for a Plan Year if he or she remains in the employ of such Employer on the last business day of such Plan Year, without regard to the number of Hours of Service credited during such year, or if he or she dies, retires after having attained normal Retirement Age or becomes Disabled during such Plan Year while in the employ of such Employer.

          (c) If after applying subsections (a) and (b) of this Section the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contributions made by or with respect to his or her Employer for a Plan Year if he or she is credited with more than five hundred (500) Hours of Service during such Plan Year, regardless of whether he or she remains in the employ of such Employer on the last business day of such year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year while in the employ of such Employer.

     If after applying subsections (a), (b) and (c) of this Section the Plan would fail to satisfy the requirements of
Section 410(b) of the Code, the Board shall amend the Plan in accordance with, and within the time period prescribed by, Treasury Regulation Section 1.401(a)(4)-11(g) to the extent necessary to comply with Section 410(b) of the Code.

     8.5 ALLOCATION OF ELECTIVE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS. Any Elective Contributions and Matching Contributions made on behalf of a Participant shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such contributions are received by the Trustee.

     8.6     PARTICIPANTS ENTITLED TO SHARE IN MATCHING
CONTRIBUTIONS. A Participant shall be entitled to share in the Matching Contribution, if any, for a Plan Year, if Elective Contributions are made on his or her behalf for such year.

     8.7     ALLOCATION OF QUALIFIED NONELECTIVE
CONTRIBUTIONS. As of the last Valuation Date of the Plan Year, the Trustee shall allocate and credit the Qualified Nonelective Contributions, if any, for such Plan Year to the separate Accounts of the Eligible Employees entitled to share therein, as determined in accordance with Sections 3.7(i) and 5.4.

     8.8     ALLOCATION OF ROLLOVER CONTRIBUTIONS.  Any
Rollover Contribution by an Employee shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such contribution is received by the Trustee.

     8.9 ALLOCATION OF ASSET TRANSFERS. Any direct transfer of plan assets made on behalf of an Employee in accordance with Section 4.1 or Article XVI shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such transfer is made to the Trustee.

     8.10 REPORTS TO PARTICIPANTS. The Trustee shall, at least annually, determine each Participant's share of the Trust Fund and furnish each Participant with a statement summarizing his or her Account.


                            ARTICLE IX
                     DISTRIBUTIONS AND LOANS

     9.1     RETIREMENT.  When a Participant attains Normal
Retirement Age, he or she shall have a fully vested and nonforfeitable right to his or her Account. Following retirement, such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

     9.2 DISABILITY. If a Participant becomes Disabled, such Participant shall have a fully vested and nonforfeitable right to his or her Account. Such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

     9.3 DEATH. If a Participant dies before the complete distribution of his or her Account, the balance of such Account shall be distributed, in such manner and at such time as hereinafter provided, to his or her surviving spouse, or if the Participant is not survived by a spouse or the Participant's spouse consents, to his or her designated Beneficiary. To be effective, the consent of the Participant's surviving spouse must be in writing, must acknowledge the effect thereof and must be witnessed by a notary public.

     Subject to the preceding provisions of this Section, each Participant from time to time may designate any person or persons (who may be designated concurrently, contingently or successively) to receive any benefits payable upon his or her death. Each beneficiary designation shall revoke all prior designations by the Participant and shall be effective only when filed with the Benefits Committee or its designated representative during the Participant's lifetime by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee. If a Participant fails to designate a Beneficiary, distribution shall be made to his or her surviving spouse, but if the Participant is not survived by a spouse, to such of the Participant's issue who survive him or her, such issue to take equal shares of such distribution, but if the Participant is not survived by a spouse or any issue, then to the Participant's estate.

     9.4 TERMINATION OF EMPLOYMENT. If a Participant ceases to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them prior to attaining Normal Retirement Age for any reason other than Disability or death, such Participant shall nevertheless have a fully vested and nonforfeitable right to his or her Account. Following termination of employment, such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

     9.5 IN-SERVICE DISTRIBUTIONS. Subject to the provisions of Section 16.2, once every twelve (12) months, an Employee may elect to receive all or a portion of his or her After-Tax Contributions Account or Rollover Contributions Account (reduced by the outstanding balance of any loans made to the Participant from such Account) in a lump sum. The Employee's After-Tax Contributions Account or Rollover Contributions Account shall be valued as of the first Valuation Date which is administratively practicable following receipt of such election by the Benefits Committee or its designated representative, and distribution shall be made as soon as practicable thereafter.

     Effective January 1, 1989, and subject to the provisions of Section 16.2, once every twelve (12) months, a Participant who has attained age fifty-nine and one-half (59.5) may elect to receive all or a portion of his or her Elective Contributions Account (reduced by the outstanding balance of any loans made to the Participant from such Account) in a lump sum. The Participant's Elective Contributions Account shall be valued as of the first Valuation Date which is administratively practicable following receipt of such election by the Benefits Committee or its designated representative, and distribution shall be made as soon as practicable thereafter.

     Any election pursuant to this Section 9.5 shall be made by such written, telephonic or electronic means as the Benefits Committee may prescribe. The Benefits Committee may from time to time establish rules governing distributions pursuant to this Section 9.5. Such rules shall be applied on a uniform and nondiscriminatory basis.

     9.6 PARTICIPANT LOANS. The Benefits Committee may, upon the request of a Participant or Beneficiary who is a "party in interest" as defined in Section 3(14) of ERISA, direct the Trustee to make a loan or loans to such Participant or Beneficiary from the Participant's Elective Contributions Account and, effective December 4, 1995, Rollover Contributions Account, subject to the following:

          (a) The amount of each loan shall be determined with reference to the fair market value of the Participant's
Account as of the most recent Valuation Date for which valuation data has been received by the Benefits Committee.

          (b) Any loan made on or after January 1, 1987, when added to the balance of all other outstanding loans with respect to a Participant's Account from the Plan, shall not exceed the lesser of:

               (i)     Fifty Thousand Dollars ($50,000.00),
reduced by the excess, if any, of:

                    (aa)     the Participant's highest
outstanding loan balance under the Plan for the one (1) year period ending on the day before such loan is made, over

                    (bb)     the Participant's loan balance
under the Plan on the day such loan is made, or

               (ii)  Fifty percent (50%) of the sum of the
Participant's Elective Contributions Account, Matching
Contributions Account and, effective December 4, 1995,
Rollover Contributions Account.

     The total unpaid balance of all loans (including accrued but unpaid interest) made with respect to a Participant's
Account under the Plan and all other qualified plans maintained by his or her Employer shall not exceed the maximum amount permitted under Section 72(p) of the Code.

          (c) Effective December 1, 1989, no loan shall be made in an amount less than One Thousand Dollars
($1,000.00).

          (d)     Each loan shall be evidenced by a
promissory note bearing a reasonable rate of interest as determined by the Benefits Committee taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances and shall be adequately secured in such manner as the Benefits Committee may determine. Subject to the provisions of Section 16.2, collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant's vested interest in his or her Account, provided such collateral adequately secures repayment of the loan. In the event of a default on a loan, the Benefits Committee shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant's obligation. If the collateral for such loan is the Participant's interest in his or her Account, such foreclosure may not occur prior to the Participant's termination of employment.

          (e) Each loan shall be made for such term and, subject to (d) above, upon such terms and conditions as the Benefits Committee shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of any loan, and further provided that the term shall not exceed five (5) years.

          (f) Each loan to a Participant or Beneficiary shall be treated and accounted for as an investment of such Participant's Account, and loans shall be charged against the Investment Funds in which the Participant's Account is invested in proportion to the amounts invested in such funds as of the date such loan is made. Effective October 1, 1995, amounts of principal and interest paid on any loan shall be transferred to the Investment Funds in accordance with the Participant's investment direction in effect at the time of payment.

          (g) No loan shall be made to any owner-employee or shareholder-employee. For purposes of this subsection
(g), an "owner-employee" means a self-employed individual who is a sole proprietor or who is a partner in an Employer who owns more than ten percent (10%) of either the capital or profits interest in such Employer, and a "shareholder-employee" means an employee or officer of an electing small business corporation (S corporation) who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

          (h)     No distribution (other than a deemed
distribution under Section 72(p) of the Code) shall be made to any Participant or Former Participant or to a Beneficiary of any Participant until all unpaid loans with respect to the Participant's Account, including accrued interest thereon, have been paid in full. Notwithstanding the preceding sentence to the contrary, in the event a Participant or Beneficiary receives distribution of his or her Account pursuant to Section 9.7 or 9.9 of the Plan, and at the time of such distribution there remains outstanding any unpaid loans with respect to his or her Account, then

               (i)     such unpaid loan shall be treated as
due and payable immediately as of the date distribution is made or commences;

               (ii)  the Account of the Participant or
Beneficiary shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

               (iii)  the loan shall be deemed to be paid in
full as of the date the distribution is made or commences;
and

               (iv) such Participant or Beneficiary shall be treated as receiving or commencing to receive a distribution of his or her entire Account.

          (i) The Benefits Committee shall suspend the obligation to repay any loan made to a Participant pursuant to this Section 9.6 for any period during which such Participant is performing service in the uniformed services (as defined in USERRA), whether or not such service is "qualified military service" within the meaning of Section 3.9, and such suspension shall not be taken into account for purposes of Sections 72(p), 401(a), or 4975(d)(1) of the Code.

          (j)     The Benefits Committee shall follow a
uniform and nondiscriminatory policy in making loans to assure that loans are available to all Participants and Beneficiaries who are "parties in interest" on a reasonably equivalent basis as required under 29 C.F.R. Section
2550.408b-1 and to further assure that the Plan meets the requirements of Section 401(a)(4) of the Code.

          (k) A request for a loan shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee.

          (l) The Benefits Committee shall establish, in writing, administrative procedures to carry out the provisions of this Section 9.6.

     9.7 DISTRIBUTIONS TO PARTICIPANTS. Effective January 1, 1997, and subject to the provisions of Section
16.2 and Exhibit A hereto, each Participant's Account shall be distributed in a lump sum. Subject to the provisions of subsections (a), (b) and (c) below, a Participant may elect to receive distribution of his or her Account as of any Valuation Date which occurs after the date he or she becomes Disabled or ceases to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them. The Participant's Account shall be valued as of the first Valuation Date which is administratively practicable following receipt of such election by the Benefits Committee or its designated representative or the Valuation Date specified in said election, if later, and distribution shall be made in a lump sum as soon as practicable thereafter.

          (a) Notwithstanding the foregoing provisions of this Section to the contrary (other than the provisions of Section 16.2 and Exhibit A hereto), if the value of a Participant's Account does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the Valuation Date following the date that he or she ceases to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution), his or her Account shall be distributed in a lump sum as soon as practicable thereafter.

          (b) Notwithstanding the foregoing provisions of this Section to the contrary, unless a Participant otherwise elects, distribution shall be made (or commence, with respect to the portion of a Participant's Account which is subject to the provisions of Section 16.2 or Exhibit A and not distributed in a lump sum) not later than the sixtieth (60th) day after the later of the close of the Plan Year in which the Participant attains the Normal Retirement Age or in which the Participant ceases to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them.

          (c) Notwithstanding the foregoing provisions of this Section to the contrary, effective January 1, 1997:

               (i)     distribution of the Account of  a
Participant who is not a Five Percent Owner shall be made in a lump sum (or commence, with respect to the portion of the Participant's Account which is subject to the provisions of
Section 16.2 or Exhibit A and not distributed in a lump sum) not later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70.5) or the calendar year in which the Participant retires; and

               (ii)     distribution of the Account of a
Participant who is a Five Percent Owner shall be made (or commence with respect to the portion of the Participant's Account which is subject to the provisions of Section 16.2 or Exhibit A and not distributed in a lump sum) not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70.5).

          For purposes of this subsection (c), a Five Percent Owner shall mean a Participant who is a Five Percent Owner with respect to the Plan Year ending with or within the calendar year in which such Participant attains age seventy and one-half (70.5).

     Any election pursuant to this Section 9.7 shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee.

     9.8 DISTRIBUTIONS TO SPOUSE OR BENEFICIARY. Subject to the provisions of Section 16.2 and Exhibit A hereto, upon the death of a Participant, the balance of the Participant's Account shall be distributed to his or her surviving spouse or, if the Participant is not survived by a spouse or the Participant's surviving spouse consents in the manner provided in Section 9.3, to the Participant's designated Beneficiary. Distribution shall be made in a lump sum by December 31 of the calendar year which contains the fifth
(5th) anniversary of the date of the Participant's death.

     If a Participant fails to designate a Beneficiary and is not survived by a spouse, distribution of the Participant's Account shall be made in the a lump sum to the distributee determined under Section 9.3, provided such distribution must be made by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

     9.9 HARDSHIP WITHDRAWALS. Effective January 1, 1989, and subject to the provisions of Section 16.2, the Benefits Committee may direct the Trustee to make a hardship withdrawal distribution to a Participant from his or her Elective Contributions Account and Matching Contributions Account subject to the following:

          (a) Each request for a hardship withdrawal shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee. The request shall specify the reason for such withdrawal and shall include such other information and documentation as the Benefits Committee may request.

          (b) A hardship withdrawal may be made only in cash and may not exceed the sum of the Elective Contributions
(and income allocable thereto as of December 31, 1988) and Matching Contributions (and income allocable thereto) allocated to the Participant's Account.

          (c) A hardship withdrawal shall be permitted only if the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

               (i)     A financial need may qualify as
immediate and heavy without regard to whether such need was foreseeable or voluntarily incurred by the Participant. The following shall be deemed immediate and heavy financial needs:

                    (aa)     Payment of medical expenses
described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code) or payment necessary for such persons to obtain medical care as described in
Section 213(d) of the Code;

                    (bb)     Costs directly related to the
purchase (excluding mortgage payments) of a principal residence of the Participant;

                    (cc)     Payment of tuition, related
educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code); and

                    (dd)     Payment to prevent eviction of
the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     The above list of deemed immediate and heavy financial needs shall not be exclusive, and other needs may qualify as immediate and heavy financial needs.

               (ii)  A distribution shall be treated as
necessary to satisfy an immediate and heavy financial need of the Participant only to the extent the amount of such distribution is not reasonably available to the Participant from other resources. The Benefits Committee may reasonably rely on the Participant's representations that the need cannot be relieved by insurance, by reasonable liquidation of the Participant's assets, by termination of the Participant's Deferral Election or by other distributions or loans from the Plan or from commercial lenders. A Participant's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. A distribution shall be deemed necessary to satisfy an immediate and heavy financial need provided each of the following requirements is satisfied:

                    (aa)  The distribution is not in excess
of the amount of the immediate and heavy financial need of the Participant;

                    (bb)  The Participant has obtained all
distributions, other than a distribution pursuant to this
Section 9.10, and all loans available under this Plan and all other plans maintained by the Employer;

                    (cc)  Elective Contributions made on
behalf of a Participant under this Plan and all other plans maintained by the Employer are suspended for a period of twelve (12) months beginning on the date such Participant receives a hardship distribution; and

                    (dd)  The Participant may not make a
Deferral Election for his or her taxable year immediately following the taxable year of the hardship withdrawal under this Plan and all other plans maintained by the Employer in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Elective Contributions made on his or her behalf for the taxable year of the hardship withdrawal.

          A Participant shall not cease to be treated as an Eligible Employee because his or her Elective Contributions are suspended in accordance with subsection (c)(ii)(cc) above.

               (iii)  The amount of an immediate and heavy
financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (d) Withdrawals shall be charged against the Investment Funds in which the withdrawing Participant's
Account is invested in proportion to the amounts invested in such funds as of the date such withdrawal is made.

          (e) A request for a hardship distribution shall be treated as a claim for benefits under Article XII. A hardship withdrawal shall be made as soon as practicable following approval of the request by the Benefits Committee.

          (f)     The Benefits Committee may from time to
time establish rules governing withdrawals. Such rules shall be applied on a uniform and nondiscriminatory basis.

     9.10 DISTRIBUTION TO ALTERNATE PAYEE. In the event that all or a portion of a Participant's Account is immediately distributable to an alternate payee pursuant to a qualified domestic relations order, the Benefits Committee shall distribute the amount payable to such alternate payee in a lump sum as soon as practicable after determining that such order is qualified in accordance with Article XV.
Except as otherwise provided in the domestic relations order, such distribution shall be made as of the Valuation Date coinciding with or next following the date that it is determined that the order is qualified. If the amount to be distributed under this Section exceeds Three Thousand Five Hundred Dollars ($3,500.00), distribution shall not be made without the written consent of the alternate payee.

     In the event that all or a portion of a Participant's Account is payable to an alternate payee pursuant to a qualified domestic relations order, but is not immediately distributable under such order, the Benefits Committee shall direct the Trustee to establish a separate account within the meaning of Section 15.5(b) on behalf of the alternate payee as soon as practicable after determining that such order is qualified in accordance with Article XV. The Benefits Committee shall distribute the amount payable from such account to such alternate payee in such form and at such time as is provided by the terms of such order. Distribution of a separate account pursuant to this Section 9.10 may be made prior to the Participant's "earliest retirement age" as defined in Section 15.7.

     9.11 DISTRIBUTIONS TO MINORS AND INCOMPETENT PERSONS. If any person to whom benefits shall be distributed under the Plan shall be a minor, or if the Benefits Committee shall determine that such person is incompetent by reason of mental or physical disability, the Benefits Committee may direct the Trustee to distribute such benefits in one or more of the following ways to be determined by the Benefits
Committee:

          (a)     directly to such minor or incompetent
person; or

          (b)     to a legal or natural guardian or other
relative of such minor, or to the legal guardian or conservator of such incompetent person or to any adult person with whom such incompetent person temporarily or permanently resides.

     The receipt by such minor, incompetent person, guardian, conservator, relative or other person shall be a complete discharge of the Trustee, the Benefits Committee and the Trust Fund, and the Trustee and Benefits Committee shall be without any responsibility to see to the application of any such distributions.

     9.12 DISTRIBUTION RULES FOR TSA PARTICIPANTS. The provisions of this Section shall be effective October 1, 1996.

          (a)     For purposes of this Section 9.12, the
following terms shall have the following meanings unless the context clearly indicates otherwise:

               (i)     "Closing Date" shall mean October 1,
1996.

               (ii)     "Lincoln" shall mean The Lincoln
National Life Insurance Company, any other corporation, trade or business organization that, at the time of reference, controls, is controlled by, or is under common control with The Lincoln National Life Insurance Company, and any successor to The Lincoln National Life Insurance Company or to such other corporation, trade or business organization that assumes the obligations of The Lincoln National Life Insurance Company under Asset Transfer and Acquisition Agreement By and Between UNUM Life Insurance Company of America and The Lincoln National Life Insurance Company Dated as of January 24, 1996.

               (iii) "Transition Period" shall mean, with respect to a TSA Participant, the period beginning on the Closing Date and ending on the earlier of (i) the date on which the TSA Participant terminates employment with Lincoln and is not thereupon reemployed by an Employer and (ii) the date that is twenty (20) months after the Closing Date.

               (iv)     "TSA Participant" shall mean a
Participant in the Plan who (i) is an Eligible Employee immediately before the Closing Date; (ii) becomes employed by Lincoln as of the Closing Date or, in the case of a Participant who on the Closing Date is receiving benefits under an Employer's short-term disability plan or is absent from service with an Employer on account of an approved leave of absence, becomes employed by Lincoln immediately after the period of disability or approved leave of absence; and (iii) is employed by Lincoln as an employee at will and not as a contract employee.

          (b) Notwithstanding Sections 9.6(h)(i) and 9.14 to the contrary, in the event that a TSA Participant elects to receive distribution of his or her Account in the form of a direct rollover (as described in Section 9.13) to the Lincoln National Corporation Employees' Savings and Profit Sharing Plan (the "Lincoln 401(k) Plan") and at the time of such distribution there remain outstanding any unpaid loans with respect to his or her Account that are not in default, such unpaid loans shall not be treated as due and payable immediately as of the date such distribution is made and instead shall be transferred to the Lincoln 401(k) Plan.
The promissory note evidencing such loan(s) shall be assigned to the Lincoln 401(k) Plan, and the TSA Participant's obligation to this Plan shall be deemed to be paid in full as of the date the distribution is made. Such TSA Participant shall be treated as receiving a distribution of his or her entire Account.

          (c)     During his or her Transition Period,
Section 9.7(a) shall not apply with respect to a TSA Participant, and, subject to Section 9.7(b) and (c), the TSA Participant shall be permitted to maintain his or her Account under the Plan, or to elect to receive distribution of his or her Account as of any Valuation Date that occurs after the Closing Date, without regard to the value of his or her Account as of the Valuation Date following the Closing Date or any subsequent Valuation Date that falls within such Transition Period. Beginning with the first Valuation Date following the end of his or her Transition Period, Section 9.7(a) shall once again apply to a TSA Participant.

     9.13     DIRECT ROLLOVERS.

          (a) Effective January 1, 1993, a Participant who is entitled to receive an eligible rollover distribution may elect to have such distribution (or a portion thereof not less than Five Hundred Dollars ($500.00)) made directly to an eligible retirement plan ("direct rollover election").

          An alternate payee who is entitled to receive an eligible rollover distribution pursuant to a qualified domestic relations order under Article XV and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

          A surviving spouse who is entitled to receive an eligible rollover distribution by reason of the Participant's death may make a direct rollover election; provided that such election is restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in
Section 408(b) of the Code.

          (b)     No earlier than ninety (90) days and no
later than thirty (30) days before an eligible rollover distribution is to be made, the Benefits Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of:

               (i) the rules under which he or she may make a direct rollover election;

               (ii)  the legal requirement that federal
income tax be withheld from the distribution if he or she does not elect a direct rollover;

               (iii)  the rules under which the amount that
he or she actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to
Section 402(c) of the Code;

               (iv)     the rules, if applicable, for
receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

               (v)     the Plan provisions under which a
direct rollover election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

          Notwithstanding the foregoing to the contrary, if an eligible rollover distribution is one of a series of periodic payments, the explanation required by this subsection shall be provided annually as long as such payments continue.

          (c) A direct rollover election shall be made in such manner and at such time as the Benefits Committee shall prescribe, and shall include:

               (i)     the name of the eligible retirement
plan;

               (ii)     a statement that such plan is an
eligible retirement plan; and

               (iii)     any other information necessary to
permit a direct rollover by the means selected by the Benefits Committee.

          An election to make a direct rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

          (d) Notwithstanding subsection (b) to the contrary, if an individual, after receiving the written explanation required by subsection (b), affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Benefits Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

          (e)     As used in this Section, the following
terms shall have the following meanings:

               (i)     "Eligible retirement plan" shall mean

                    (A)     an individual retirement account,
described in Section 408(a) of the Code;

                    (B)     an individual retirement annuity
described in Section 408(b) of the Code (other than an endowment contract);

                    (C)     a trust described in Section
401(a) of the Code which is exempt from tax under Section
501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code that permits rollover contributions; or

                    (D)     an annuity plan described in
Section 403(a) of the Code.

               (ii)     "Eligible rollover distribution"
shall mean a distribution from the Plan of Two Hundred
Dollars ($200.00) or more, excluding the following:

                    (A)     a distribution that is one of a
series of periodic payments (not less frequently than annually) made for a specified period of ten (10) years or longer, for the distributee's life expectancy (or the joint life expectancy of the distributee and his or her designated Beneficiary), or for the distributee's life (or the joint lives of the distributee and his or her designated Beneficiary);

                    (B)     a required distribution pursuant
to Section 9.7;

                    (C)     a return of Elective
Contributions pursuant to Section 7.4;

                    (D)     a corrective distribution
pursuant to Section 3.7, 5.4 or 6.2; and

                    (E)     a distribution of after-tax
contributions.

     9.14 FORM OF DISTRIBUTION. Distribution of a Participant's Account shall be made in cash; provided, however, a Participant may elect that distribution of the portion of his or her Account which is invested in the UNUM Stock Fund be made, in whole or in part, in whole shares of common stock of UNUM Corporation. Such election shall be made by such written, telephonic or electronic means, and at such time, as shall be prescribed by the Benefits Committee. In the event of the death of a Participant, his or her surviving spouse or Beneficiary may make the same election as permitted with respect to a Participant pursuant to this Section.


                            ARTICLE X
                       TOP HEAVY PROVISIONS

     10.1 TOP HEAVY REQUIREMENTS. Notwithstanding any provision of this Plan to the contrary, if the Plan is or becomes Top Heavy in any Plan Year beginning after December
31, 1983, then the provisions of this Article shall become applicable and supersede any conflicting provisions of this Plan.

     10.2 MINIMUM VESTING REQUIREMENTS. Each Participant shall continue to have a fully vested and nonforfeitable interest in his or her Account.

     10.3 MINIMUM CONTRIBUTION REQUIREMENT. Except as hereinafter provided, for each Plan Year in which the Plan is Top Heavy, each Employer shall contribute, on behalf of each Eligible Employee who is a Non-Key Employee and who has not separated from its employ by the end of such Plan Year, an amount, which when added to the Discretionary Contributions allocated to such Eligible Employee's Account, shall be equal to the lesser of:

          (a)     three percent (3%) of such Eligible
Employee's compensation (as defined in Section 7.5); or

          (b) the percentage of such Eligible Employee's compensation (as so defined) which is equal to the largest percentage determined by dividing the Employer Contributions allocated to the Account of each Key Employee by such Key Employee's compensation (as so defined).

The preceding sentence shall be applied by substituting four percent (4%) for three percent (3%) for each Plan Year in which:

               (i)     the Plan is included in a Required
Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy
Ratio does not exceed ninety percent (90%); and

               (ii)  the limitation set forth in Section 7.2
would be exceeded if 1.0 is substituted for 1.25 wherever
1.25 appears in said limitation.

     The minimum contribution shall be made on behalf of each Eligible Employee who is a Non-Key Employee and who remains in the service of the Employer on the last day of the Plan Year, regardless of the number of Hours of Service such Eligible Employee is credited with during such Plan Year.

     Notwithstanding any provision of this Section to the contrary, for each Plan Year in which the Plan is Top Heavy, an Eligible Employee who is a Non-Key Employee and who is also covered by a qualified defined benefit plan maintained by the Employer, shall accrue a minimum benefit (as required by Section 416(c)(1) of the Code and the regulations thereunder) under such plan (unless such plan is terminated), and a minimum contribution shall not be made on behalf of such Eligible Employee under this Plan. The preceding sentence shall be applied by substituting "three percent (3%)" for "two percent (2%)" in Section 416(c)(1)(B)(i) of the Code and by increasing (but not by more than ten percentage points) the percentage provided in Section 416(c)(1)(B)(ii) of the Code for each Plan Year in which:

               (i)     the Plan is included in a Required
Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy
Ratio does not exceed ninety percent (90%); and

               (ii)     the limitation set forth in Section
7.2 would be exceeded if 1.0 is substituted for 1.25 wherever
1.25 appears in said limitation.

     For purposes of satisfying the minimum contribution requirement of this Section, Elective Contributions and Matching Contributions shall not be taken into account.

     10.4 MODIFIED LIMITATION ON ALLOCATIONS. The limitation of Section 7.2 shall be applied by substituting
1.0 for 1.25 wherever 1.25 appears in said limitation for each Plan Year in which the Plan is included in a Required
Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy
Ratio exceeds ninety percent (90%).

     10.5     PRESENT VALUE FACTORS.  For purposes of
determining the Top Heavy Ratio, the present value of accrued benefits under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be based on the following factors:

     Interest:     six and one-half percent (6.5%)

     Mortality:     1971 Group Annuity Mortality Table, using
male rates for all individuals.

     10.6 BENEFIT ACCRUAL. For purposes of determining the Top Heavy Ratio, the accrued benefit of any Non-Key Employee under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be determined under the method used for accrual purposes for all such plans of an Employer or, if no method is prescribed, as if such benefit accrued no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code.


                            ARTICLE XI
                       PLAN ADMINISTRATION

     11.1 APPOINTMENT OF BENEFITS COMMITTEE. The Board (or any person or persons to whom the Board delegates its authority) shall appoint at least three (3) persons to administer the Plan, and they shall be known as the Benefits Committee. The Benefits Committee shall act by a majority of its members either by a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any person appointed to serve as a member of the Benefits Committee shall signify his or her acceptance in writing to the Board (or to such person or persons specified by the Board).

     11.2 RESIGNATION AND REMOVAL. Any member of the Benefits Committee may resign at any time by delivering to the Board (or to such person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty
(30) days after the delivery thereof, unless such notice shall, in writing, be waived by the Board (or such person(s)). Each member of the Benefits Committee shall serve at the pleasure of the Board (or such person or persons to whom the Board delegates its authority) and may be removed by delivery of written notice of removal, to take effect at a date specified therein.

     The Board (or such person or persons to whom the Board delegates its authority) as soon as practicable following receipt of a written notice of resignation or delivery of a written notice of removal of the Benefits Committee, shall consider the appointment of a successor. In the event the Board (or such person(s)) fails to appoint a successor to serve as a member of the Benefits Committee, the remaining members of the Benefits Committee shall constitute the Benefits Committee.

     11.3 POWERS AND DUTIES. The Benefits Committee shall be a Named Fiduciary for purposes of Section 402(a)(1) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

          (a) To determine all questions concerning the eligibility of Employees to participate in and receive benefits under the Plan.

          (b) To compute the amount of benefits payable to any Participant or Beneficiary.

          (c) To authorize and direct the Trustee with respect to payment of benefits.

          (d)     To furnish the Trustee with such
information, statements and reports as will enable the Trustee to comply with the reporting and disclosure requirements under ERISA and the Code.

          (e) To interpret the provisions of the Plan and to make rules and regulations for the administration of the Plan.

          (f) To maintain all the necessary records for the administration of the Plan.

          (g) To employ or retain counsel, accountants, actuaries or such other consultants as may be required to assist in administering the Plan.

          (h)     To act as agent for service of legal
process.

          (i) To give written notice to all interested parties (as defined in the regulations prescribed under Section 7476(b)(1) of the Code), in the form and manner, and at such time as prescribed by such regulations, of an application for an advance determination with respect to the initial qualification of the Plan or to the effect of an amendment or termination of the Plan.

     The Benefits Committee shall have no power or authority over the investment of the assets of the Trust and nothing in this Section 11.3 shall be construed as granting such power and authority.

     11.4     REPORTING AND DISCLOSURE.   The Benefits
Committee shall furnish to each Participant and to each Beneficiary who is receiving benefits under the Plan, and shall file with the Secretary of Labor and the Secretary of Treasury all reports, disclosures and notifications as are required under the Code and ERISA.

     11.5     DELEGATION OF MINISTERIAL DUTIES.  The Benefits
Committee may delegate to any other person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

     11.6 PAYMENT OF PLAN EXPENSES. Notwithstanding any provision of the Plan or Trust to the contrary, payment of any reasonable expenses of administering the Plan, as determined by the Benefits Committee, shall be made from the Trust Fund, unless paid by the Employers. If such expenses are incurred as a result of services provided to the Plan or Trust by a party in interest (as defined in Section 3(14) of ERISA), no payment shall be made from the Trust Fund unless the payment (a) satisfies the applicable requirements of
Section 408 of ERISA and the regulations thereunder; or (b) is otherwise exempt from the applicable prohibited transaction rules of the Code and ERISA.

     11.7     COMPENSATION AND REIMBURSEMENT OF EXPENSES.
The Benefits Committee shall be entitled to reasonable compensation for services rendered and to reimbursement of expenses properly and actually incurred in the performance of its duties on behalf of the Plan, but no person so serving who already receives compensation from an Employer or any Affiliated Employer for services rendered as an Employee shall receive compensation from the Plan, except reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

     11.8 UNIFORMITY OF RULES AND REGULATIONS. In the administration of the Plan and the interpretation and application of its provisions, the Benefits Committee shall exercise its powers and authority in a nondiscriminatory manner, and shall apply uniform administrative rules and regulations in order to assure substantially the same treatment to Participants in similar circumstances.

     11.9 RELIANCE ON REPORTS. The Benefits Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary or other consultant employed or retained to assist in administering the Plan.

     11.10 MULTIPLE SIGNATURES. A majority of the members of the Benefits Committee or any one member authorized by the Benefits Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Benefits Committee. The Trustee or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Benefits Committee action or decision indicated thereby.


                           ARTICLE XII
                         CLAIMS PROCEDURE

     12.1     FILING A CLAIM FOR BENEFITS.  A Plan
Participant or other person entitled to benefits under the Plan may make a claim for Plan benefits by filing a written request with the Benefits Committee.

     12.2 DENIAL OF CLAIM. If a claim is wholly or partially denied, the Benefits Committee shall furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant:

          (a)     the specific reason or reasons for the
denial;

          (b)     specific reference to pertinent Plan
provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

          (d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

Such notice shall be furnished to the claimant within ninety
(90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim. If an extension of time for processing is required, the Benefits Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Benefits Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

     12.3 APPEAL OF DENIED CLAIM. A claimant may request the Appellate Committee to review a denied claim. Such request shall be in writing and must be delivered to the Appellate Committee within sixty (60) days after receipt by the claimant of written notification of denial of claim. A claimant or his or her duly authorized representative may:

          (a)     review pertinent documents, and

          (b)     submit issues and comments in writing.

     For purposes of this Section and Section 12.4, "Appellate Committee" shall mean a committee of no less than five (5) and no more than seven (7) persons appointed by the Board (or any person or persons to whom the Board delegates its authority) to review any denied claims. The Appellate Committee shall be a named fiduciary for the purpose of reviewing denied claims and shall have the powers identified in subsections 11.3(a)-(g) and complete discretionary authority in reviewing denied claims.

     The Appellate Committee shall act by a majority of its members either by a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any person appointed to serve as a member of the Appellate Committee shall signify his or her acceptance in writing to the Board (or such person or persons specified by the Board).

     Any member of the Appellate Committee may resign at any time by delivering to the Board (or such person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof, unless such notice shall, in writing, be waived by the Board (or such person or persons specified by the Board). Each member of the Appellate Committee shall serve at the pleasure of the Board (or such person or persons specified by the Board) and may be removed by delivery of written notice of removal, to take effect at a date specified therein.

     The Board (or such person or persons specified by the Board), as soon as practical following receipt of a written notice of resignation or delivery of a written notice of removal of any member of the Appellate Committee, shall consider the appointment of a successor. In the event the Board (or such person or persons specified by the Board) fails to appoint a successor to serve as a member of the Appellate Committee, the remaining members of the Appellate
Committee shall constitute the Appellate Committee.

     12.4 DECISION ON APPEAL. The Appellate Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Appellate Committee's decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.


                           ARTICLE XIII
                      TRUST FUND INVESTMENTS

     13.1     EFFECTIVE DATE.  Except as hereinafter
provided, the provisions of this Article shall be effective
October 1, 1995.

     13.2 DUTIES OF TRUSTEE. The Trustee shall receive and hold all contributions made by an Employer together with such other assets as may be transferred to it in accordance with the provisions of the Plan. In addition, the Trustee shall make distributions as directed by the Benefits Committee in accordance with the provisions of Article IX.

     13.3 INVESTMENT FUNDS. The Trustee shall establish a UNUM Stock Fund, a Fixed Income Fund, one or more other Investment Funds and, effective July 1, 1996, Participant-Directed Brokerage Accounts as the Individual Trustees (as defined in Section 1.11 of the Trust) may from time to time direct. The Individual Trustees shall direct that each Investment Fund, other than the UNUM Stock Fund and any Participant-Directed Brokerage Account, shall be invested:

          (a)     at the discretion of the Trustee in
accordance with such investment guidelines and objectives as it may establish; or

          (b)     at the discretion of a duly appointed
Investment Manager in accordance with such investment guidelines and objectives as may be established by the Trustee.

     The Individual Trustees may from time to time change their direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in such other Investment Fund as the Benefits Committee may direct, unless a Participant or Former Participant, pursuant to Section 13.7 or 13.8, elects to reinvest all or a portion of the balance of his or her Account which had been invested in the eliminated Investment Fund in one or more of the other available Investment Funds or through a Participant-Directed Brokerage Account.

     The Trustee shall transfer to each Investment Fund or Participant-Directed Brokerage Account such portion of the assets of the Trust as the Benefits Committee may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Employers.

     13.4 UNUM STOCK FUND. Effective December 1, 1989, the Trustee shall establish a UNUM Stock Fund which shall be invested solely in shares of common stock of UNUM Corporation and any other qualifying employer security within the meaning of Section 407(d)(5) of ERISA ("Employer Stock"). The Trustee shall, as soon as practicable, apply amounts allocated to the UNUM Stock Fund to purchase Employer Stock on the open market or in private transactions, from UNUM Corporation or otherwise, at current market value. Any purchase of Employer Stock directly from the UNUM Corporation shall be made without commission. Pending investment in Employer Stock, the Trustee shall invest amounts allocated to and dividends or other amounts received by the UNUM Stock Fund in cash or short-term cash equivalents including, but not limited to, short-term debt obligations issued or guaranteed by the United States government, money market funds and savings accounts. Notwithstanding the provisions of this Section 13.4 to the contrary, the Trustee shall have no authority to invest any assets of the Trust in shares of Employer Stock unless (i) such shares constitute "qualifying employer securities" within the meaning of Section 407 of ERISA and (ii) such investment is not prohibited by Section 404, 406 or 407 of ERISA.

     Upon the purchase of any Employer Stock by the Trustee, the purchase price chargeable to the Account of each Participant shall be its proportionate share (based upon the number of shares purchased and the number of shares allocable to such Account) of the entire amount paid by the Trustee taking into account all brokerage fees, transfer taxes, the additional cost incurred on purchase of odd lots and other expenses incurred in connection with the purchase and transfer of such stock.

     Employer Stock acquired by the Plan shall be accounted for as provided under Treasury Regulation Section 1.402(a)-
1(b)(2)(ii), and the Benefits Committee shall maintain adequate records of the cost basis of all shares of the Employer Stock allocated to each Participant's Account.

     Cash dividends received by the Trustee upon Employer Stock allocated to a Participant's Account shall be allocated and credited to such Account as of the payment date and applied to the purchase of additional Employer Stock. Stock dividends received by the Trustee upon Employer Stock allocated to a Participant's Account shall be allocated and credited to such Account as of the payment date. If Employer Stock held in the UNUM Stock Fund is split, the new or additional shares shall be credited as of the record date to the Accounts of Participants in proportion to the number of shares credited to their respective Account, as compared to the total number of shares in the UNUM Stock Fund, immediately prior to such date.

     13.5 FIXED INCOME FUND. The Trustee shall establish a Fixed Income Fund which shall, in accordance with Section 13.3, be invested primarily in securities expected to produce a fixed income, including, but not limited to debt obligations issued or guaranteed by the United States government or its agencies, debt obligations of corporations, bank certificates of deposit, money market funds, savings accounts and other cash equivalents, or a deposit administration, investment or group annuity contract issued by a legal reserve life insurance company.

     13.6     INVESTMENT OF MATCHING CONTRIBUTIONS.
Effective for Plan Years beginning on or after January 1, 1997, the first one percent (1%) of any Matching Contributions made on behalf of a Participant for such year shall be invested in the UNUM Stock Fund; provided, however, a Participant who has attained age fifty-five (55) shall have the right to direct that all or a portion of his or her Matching Contributions Account that is invested in the UNUM Stock Fund pursuant to this Section be reinvested in any one or more of the other Investment Funds pursuant to Section
13.7 or reinvested in his or her Participant-Directed Brokerage Account pursuant to Section 13.8. Matching Contributions for any Plan Year in excess of the first one percent (1%) of a Participant's Compensation for such year shall be invested in accordance with the provisions of Sections 13.7 and 13.8.

     13.7     INVESTMENT FUNDS-PARTICIPANT DIRECTIONS.

          (a) INVESTMENT OF CONTRIBUTIONS. Except as provided in Section 13.6, each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds. Effective December 4, 1995, the percentage of contributions to be invested in any Investment Fund shall be five percent (5%), or a multiple thereof. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.

          A Participant's investment direction, if received by the Benefits Committee prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Benefits Committee before the Participant commences participation, the contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Trustee. An investment direction received by the Benefits Committee after the date a Participant commences participation shall be effective as of the later of the first payroll period following receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee) or the date specified by the Participant in the investment direction. A deemed investment direction pursuant to Section 16.2 shall be effective January 1, 1997.

          A Participant may modify at any time an investment direction to have future contributions on his or her behalf (other than the first one percent (1%) of any Matching Contributions made for any Plan Year beginning on or after January 1, 1997) invested in the Investment Funds in proportions other than those previously elected. An election modifying a previous investment direction shall be made in multiples of five percent (5%) of such contributions and shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee. A modification shall be effective as soon as practicable after receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee). The provisions of this paragraph shall be effective December 4, 1995.

          (b)     REINVESTMENT OF ACCOUNT.  Except as
provided in Section 13.6, a Participant may elect at any time to reinvest all or a portion of the balance of his or her Account in any one or more of the Investment Funds. A Former Participant may elect at any time to reinvest all or a portion of the balance of his or her Account, including all or a portion of his or her Matching Contributions Account that is invested in the UNUM Stock Fund pursuant to Section 13.6, in any one or more of the Investment Funds. An election to reinvest an Account balance shall be made in five percent (5%) multiples of such balance and shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee. An election to reinvest shall be effective as soon as practicable after receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee). The provisions of this subsection (b) shall be effective December 4, 1995.

     13.8 PARTICIPANT-DIRECTED BROKERAGE ACCOUNTS. Effective July 1, 1996, and except as provided in Section 13.6, each Participant shall have the right to direct that his or her Account, or such portion thereof as the Participant shall designate, shall be reinvested through a Participant-Directed Brokerage Account in such investments as the Participant shall choose, subject to such restrictions, applied in a uniform and nondiscriminatory manner, as the Benefits Committee may determine; provided that (a) no portion of a Participant's Account may be invested in collectibles (as defined in Section 408(m)(2) of the Code); and (b) no portion of a Participant's Account may be invested in any investment which does not have a fair market value that is readily determinable on an established market.

     A reinvestment direction under this Section 13.8 shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee and shall be effective as soon as practicable after receipt by the Benefits Committee (or the person or persons designated by the Benefits Committee).

     Expenses attributable to a Participant's investment direction under his or her Participant-Directed Brokerage
Account, including any applicable fees, commissions, load amounts or service charges, shall be charged to such Participant's Account.

     For purposes of this Section, the term "Participant" shall include a Former Participant with respect to the Participant's right to direct that his or her Account, or such portion thereof as he or she shall designate, shall be reinvested through a Participant-Directed Brokerage Account in such investments as the Participant shall choose; provided, a Former Participant shall also have the right to direct that all or a portion of his or her Matching Contributions Account that is invested in the UNUM Stock Fund pursuant to Section 13.6 shall be reinvested through a Participant-Directed Brokerage Account in such investments as the Former Participant shall choose.

     13.9 NO FIDUCIARY STATUS. A Participant or Former Participant who directs the investment of his or her Account shall not by reason thereof be deemed a fiduciary with respect to the Plan, and the Employer, Trustee, Benefits Committee, and other fiduciaries, and any custodian acting as an agent thereof, shall not be liable for any losses resulting from the purchase, sale or retention of any assets which are purchased, sold or retained at the direction of a Participant or Former Participant. Once a Participant or Former Participant assumes responsibility for direction of the investment of his or her Account or any portion thereof, the fiduciaries shall not thereafter be responsible for the investment thereof except to the extent otherwise required by applicable law.

     13.10 CUSTODIAN. The Board may from time to time appoint one or more banks, insurance companies, third party plan administrators or brokers to serve as custodian of all or any portion of the Trust Fund.

     13.11 INVESTMENT MANAGER. The Board may from time to time appoint one or more Investment Managers to direct the investment and reinvestment of the Trust Fund or such portion thereof as may be designated by the Board. Such appointment shall be in writing and shall be effective upon receipt by the Board of the Investment Manager's written acceptance and acknowledgment that he or she is a fiduciary with respect to the Plan and Trust. The Board shall give prompt written notice of such appointment to the Trustee. The Board may revoke the appointment of any Investment Manager by furnishing such Investment Manager and the Trustee with written notice setting forth the effective date of such revocation. The Trustee shall be fully protected in relying upon the effectiveness of such appointment until such time as it receives written notice from the Board to the contrary.

     For purposes of this Section 13.11, "Board" shall mean the Board of Directors of UNUM Corporation or any person or persons to whom the Board delegates all or a part of its authority under this Section.

     13.12 RECORDKEEPER. The Board may from time to time appoint one or more persons, corporations or business organizations to perform recordkeeping and other administrative services with respect to the Plan and the Accounts established under the Plan.

     13.13     VOTING RIGHTS.  Stock held in the UNUM Stock
Fund shall be voted by the Trustee.


                           ARTICLE XIV
                    AMENDMENT AND TERMINATION

     14.1 AMENDMENT. The Board reserves the right to amend the Plan from time to time, provided that no amendment shall, except as otherwise provided in the Plan or authorized by law, permit any part of the Trust Fund to revert to an Employer, or permit any part of the Trust Fund to be used or diverted to purposes other than the exclusive benefit of Employees, their surviving spouses or Beneficiaries.

     If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three
(3) years of vesting service, may elect to have the vested percentage of such portion of his or her Account determined without regard to such amendment. The Benefits Committee shall promptly give each such Participant written notice of the adoption of any such amendment and the availability of the election to have the vested percentage of such portion of his or her Account determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Benefits Committee at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is sixty (60) days after the day such amendment is adopted, (ii) the date which is sixty (60) days after the day such amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a "year of vesting service" shall mean a Plan Year in which the Participant is credited with one thousand (1,000) or more Hours of Service. Further, a Participant shall be considered to have completed three (3) years of vesting service if the Participant has completed three (3) years of vesting service prior to the expiration of the period in which an election could be made.

     14.2 ACCOUNTS NOT TO BE DECREASED BY AMENDMENT. No amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant's Account balance or, except to the extent permitted by regulations, eliminate an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     14.3 TERMINATION. The Board may terminate the Plan at any time in its entirety or with respect to any Employer and shall deliver written notice thereof to the Trustee. The Plan shall terminate with respect to any Employer on the earliest of the following dates:

          (a) The date the Employer is judicially declared bankrupt or insolvent;

          (b) The date the Employer permanently discontinues contributions under the Plan;

          (c)  The date the Employer is merged or
consolidated with another corporation and the Employer is not the surviving corporation or substantially all its assets are sold, unless the surviving or purchasing corporation continues the Plan with the consent of the Board; or

          (d)  The date the Employer withdraws from the Plan.

     If an Employer permanently discontinues contributions or the Plan is otherwise completely or partially terminated for any other reason, each affected Participant shall have a fully vested and nonforfeitable interest in his or her Account and the Trustee shall make distributions in such manner and at such time as directed by the Benefits Committee in accordance with the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, distribution of a Participant's Account shall be made without the Participant's or Former Participant's consent following termination of the Plan, unless applicable regulations require that the Account of a Participant who does not consent to a distribution be transferred to another qualified plan maintained by his or her Employer.

     14.4 NOTICE OF AMENDMENT OR TERMINATION. In the case of an application for an advance determination as to whether a Plan amendment or termination affects the continuing qualification of the Plan, the Benefits Committee shall furnish each interested party (as defined by the regulations prescribed under Section 7476(b)(1) of the Code) with written notice, in the form and manner, and at such time as prescribed by such regulations, of the adoption of any amendment or Plan termination.


                            ARTICLE XV
 NONALIENABILITY OF BENEFITS; QUALIFIED DOMESTIC RELATIONS
ORDERS

     15.1 NONALIENABILITY OF BENEFITS. Except as expressly provided below, the benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution (other than the collection by the United States on a judgment resulting from an unpaid tax assessment) or levy of any kind (other than a federal tax levy made pursuant to Section 6331 of the Code), and any attempt to cause such benefits to be so subjected will not be recognized.

     15.2 QUALIFIED DOMESTIC RELATIONS ORDERS. The provisions of the immediately preceding Section shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that said immediately preceding Section shall not apply if the order is determined to be a qualified domestic relations order.

     15.3 NOTICE. Upon the receipt of any domestic relations order by the Plan, the Benefits Committee shall promptly notify, in writing, the Participant and any alternate payee named in the domestic relations order (at the address included in the domestic relations order) of the receipt of such order and the Plan's procedures for determining the qualified status of such domestic relations order.

     15.4 REPRESENTATIVE. Any alternate payee named in a domestic relations order received by the Plan shall have the right to designate, by notice in writing to the Benefits Committee, a representative for the receipt of copies of notices that are sent to the alternate payee with respect to such domestic relations order.

     15.5     SEPARATE ACCOUNT.

          (a)  During any period in which the issue of
whether a domestic relations order is a qualified domestic relations order is being determined (by the Benefits
Committee, by a court of competent jurisdiction, or otherwise), the Benefits Committee shall direct the Trustee to separately account for the amounts, if any, which would have been payable to any alternate payee during such period if the order had been determined to be a qualified domestic relations order.

          (b) In the event an alternate payee does not receive an immediate distribution pursuant to a domestic relations order which is determined by the Benefits Committee or by a court of competent jurisdiction to be a qualified domestic relations order, the Benefits Committee shall direct the Trustee to establish a separate account in the Plan in the name of the alternate payee as soon as practicable following such determination. An alternate payee shall have the same rights and protections as a Participant with respect to such account and shall be entitled to receive distribution of such account in accordance with Section 9.10.

     15.6     DETERMINATION BY BENEFITS COMMITTEE.

          (a) Within ninety (90) days after receipt of a domestic relations order, the Benefits Committee shall determine whether such order is a qualified domestic relations order and shall notify, in writing, the Participant and each alternate payee named in such order of such determination.

          (b) If the Benefits Committee shall determine that the domestic relations order is a qualified domestic relations order and such order provides that the benefits required to be paid thereunder are immediately distributable, the Benefits Committee shall direct the Trustee to pay to each alternate payee named in such order, the benefits required to be paid thereunder, including any amounts segregated in accordance with Section 15.5(a) (plus any interest thereon). If the Benefits Committee shall determine that the domestic relations order is a qualified domestic relations order and such order does not provide that the benefits required to be paid thereunder are immediately distributable, the Benefits Committee shall direct the Trustee to establish a separate account in accordance with
Section 15.5(b).

          (c) If the Benefits Committee shall determine that the domestic relations order is not a qualified domestic relations order, the notice required by the first paragraph of this Section shall include a statement of the specific reason or reasons for the Benefits Committee's determination and the Benefits Committee shall direct the Trustee to continue to segregate, in accordance with Section 15.5(a), during the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, any amounts which would have been payable to any alternate payee during such eighteen (18) month period if the order had been determined to be a qualified domestic relations order, unless such order shall sooner be determined, by the Benefits Committee or a court of competent jurisdiction, to be a qualified domestic relations order, in which event the Benefits Committee shall direct the Trustee to make payment of any such segregated amount (plus any interest thereon) to each alternate payee named in the order in accordance with subsection (b) above. If neither the Benefits Committee nor a court of competent jurisdiction shall determine within said period of eighteen (18) months that such domestic relations order is a qualified domestic relations order; then, upon expiration of said period, the Benefits Committee shall direct the Trustee to pay any such segregated amount (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

     15.7 DEFINITIONS. As used in this Article, the following terms shall have the meanings hereinafter set forth:

          (a) "Alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

          (b) "Domestic relations order" shall mean any judgment, decree or order (including approval of property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

          (c) "Earliest retirement age" shall mean the earlier of:

               (i)     the date on which the Participant is
entitled to a distribution under the Plan, or

               (ii)     the later of the date the Participant
attains age fifty (50), or the earliest date on which the Participant could begin receiving payments under the Plan if he or she separated from service.

          (d) "Qualified domestic relations order" shall mean a domestic relations order which:

               (i) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

               (ii)     clearly specifies:

                    (aa)     the name and the last known
mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order;

                    (bb)     the amount or percentage of the
Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                    (cc)     the number of payments or period
to which such order applies; and

                    (dd)     each plan to which such order
applies; and

               (iii)     does not require the Plan to:

                    (aa)     provide any type or form of
benefits, or any option, not otherwise provided under the Plan;

                    (bb)     provide increased benefits
(determined on the basis of actuarial value); or

                    (cc)     pay benefits to an alternate
payee which are to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

     In the case of any payment to an alternate payee before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of clause (aa) of subparagraph (iii) solely because such order requires that payment of benefits be made to an alternate payee:

               (iv)     on or after the date on which the
Participant attains (or would have attained) the earliest retirement age;

               (v)     as if the Participant has retired on
the date on which such payment is to begin under such order;
and

               (vi)     in any form in which such benefits
may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).


                           ARTICLE XVI
                             MERGERS

     16.1 MERGER OR CONSOLIDATION OF PLAN. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan qualified under Section 401(a) and Section 501(a) of the Code, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

     16.2 MERGER WITH DUNCANSON & HOLT, INC. EMPLOYEE PROFIT PARTICIPATION AND SAVINGS PLAN. Effective January 1, 1997, the Plan shall be merged with the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan (the "Duncanson & Holt, Inc. Plan"). The provisions of this Section shall be applicable to such merger and shall supersede any conflicting provisions of this Plan.

          (a) The assets of the Duncanson & Holt, Inc. Plan shall be directly transferred to the Plan as of January 1, 1997. Upon receipt, the Benefits Committee shall direct the Trustee to establish and maintain an account on behalf of each participant and former participant under the Duncanson & Holt, Inc. Plan and shall direct the Trustee to credit such account with the portion of the transferred assets standing to the credit of such participant or former participant under the Duncanson & Holt, Inc. Plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section 8.1. With respect to a participant in the Duncanson & Holt, Inc. Plan who has an outstanding loan balance under such plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of Section
9.6 as an outstanding loan balance under this Plan.

          (b) Each elective, matching or other type of contribution comprising the transfer account created pursuant to subsection (a) above shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution. Each type of contribution comprising the transfer account of an individual who is a participant in the Duncanson & Holt, Inc. Plan as of December 31, 1996, and which is not fully vested under such plan as of December 31, 1996, shall become fully vested under this Plan as of January 1, 1997. Each type of contribution comprising the transfer account of an individual who is a former participant in the Duncanson & Holt, Inc. Plan as of December 31, 1996, and which is not fully vested under such plan as of December 31, 1996, shall remain subject to the vesting schedule set forth in Section 9.4 of the Duncanson & Holt, Inc. Plan, which is reproduced below:

                              VESTED PERCENTAGE OF
NUMBER OF PARTICIPANT'S       MATCHING CONTRIBUTIONS ACCOUNT
AND
YEARS OF VESTING SERVICE      DISCRETIONARY CONTRIBUTIONS
ACCOUNT

Less than 1                               20%
1 but less than 2                         40%
2 but less than 3                         60%
3 but less than 4                         80%
4 or more                                100%

          The portion of such former participant's transfer account which is not vested in accordance with the preceding sentence as of December 31, 1996, shall be forfeited as of the date he or she receives distribution of the vested portion, provided if such former participant receives less than the entire vested portion of his or her transfer account, the forfeiture shall be limited to the nonvested portion of such account at the time of distribution multiplied by a fraction, the numerator of which is the amount distributed to such former participant from such account and the denominator of which is the value of the vested portion of such account at the time of distribution.

          In the event that such former participant is reemployed prior to incurring five (5) consecutive Breaks in Service, the amount forfeited shall be restored to his or her transfer account if he or she repays the full amount of the vested portion of his or her transfer account distributed to him or her before the earlier of (a) five (5) years from the date he or she is again employed by an Employer, or (b) the close of the first period of five (5) consecutive Breaks in Service commencing after the date of distribution.

          In the event that an individual who was a participant in the Duncanson & Holt, Inc. Plan and who was not vested in any portion of his or her matching contributions account and discretionary contributions account under that plan at the time he or she ceased to be employed is reemployed prior to incurring five (5) consecutive Breaks in Service, the balance of his or her matching contributions account and discretionary contributions account as of the Valuation Date coinciding with or next following the date he or she ceased to be employed shall be restored, and the Benefits Committee shall direct the Trustee to establish and maintain an account on behalf of such individual and shall direct the Trustee to credit such account with such balance.

          Restoration shall be made by the end of the Plan Year following the Plan Year in which such individual is reemployed by an Employer or, if restoration is conditioned upon repayment by a former participant, the end of the Plan Year following the Plan Year in which repayment is made. Restoration shall first be made out of forfeitures and to the extent forfeitures are insufficient, then out of Employer Contributions.

          The amounts forfeited by such former participants in any Plan Year shall be used to make restoration in accordance with this subsection and, to the extent forfeitures exceed the amounts required to make restoration, to reduce Employer Contributions. The amount, if any, by which forfeitures occurring during a Plan Year exceed the sum of the amounts required to make restoration and the amount required to be contributed by the Employer for such Plan Year shall be credited to an excess forfeiture account, which shall be adjusted for the income, expenses, gains and losses attributable thereto in the same manner provided for adjustment of Accounts. On the Valuation Date coinciding with the last day of the next succeeding Plan Year, the excess forfeiture account shall be closed and treated as a forfeiture occurring in such Plan Year. This procedure shall be repeated for each Plan Year in which forfeitures occurring during such year exceed the sum of the amount required to make restoration and the amount required to be contributed by such Employer for such year, subject, however, to such modification as may be required by the Section governing termination of the Plan.

          (c)     The deferral election and investment
direction of a participant (and former participant, in the case of an investment direction) in effect under the Duncanson & Holt, Inc. Plan as of December 31, 1996, shall be deemed a Deferral Election under Section 5.1 and an investment direction under Section 13.7 or 13.8, as the case may be, of this Plan.

          (d) Notwithstanding the foregoing provisions of this Plan to the contrary, a participant or former participant in the Duncanson & Holt, Inc. Plan may elect to have the vested portion of the balance of the transfer account created pursuant to Section 16.2(a) of this Plan as of January 1, 1997, distributed in such form as set forth in
Article I of Exhibit B to this Plan.

          (e) Notwithstanding any provision of this Plan to the contrary, any participant or former participant in the Duncanson & Holt, Inc. Plan who is subject to the provisions of Article XVI of said plan shall remain subject to such provisions, which are set forth in Article II of Exhibit B to this Plan.

          (f) Notwithstanding any provision of this Plan to the contrary, if a participant or former participant in the Duncanson & Holt, Inc. Plan has made a designation pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, distribution of his or her Account shall be made in accordance with such designation.

     16.3 MERGER WITH COLONIAL COMPANIES, INC. SECURITY SAVER PLAN. Effective January 1, 1997, the Plan shall be merged with the Colonial Companies, Inc. Security Saver Plan (the "Colonial Plan"). The provisions of this Section shall be applicable to such merger and shall supersede any conflicting provisions of this Plan.

          (a) The assets of the Colonial Plan shall be directly transferred to the Plan as of January 1, 1997. Upon receipt, the Benefits Committee shall direct the Trustee to establish and maintain an account on behalf of each participant and former participant under the Colonial Plan and shall direct the Trustee to credit such account with the portion of the transferred assets standing to the credit of such participant or former participant under the Colonial Plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section
8.1. With respect to a participant in the Colonial Plan who has an outstanding loan balance under such plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of
Section 9.6 as an outstanding loan balance under this Plan.

          (b)     Except as hereinafter provided, each
elective, matching or other type of contribution comprising the transfer account created pursuant to subsection (a) above shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution. Each type of contribution comprising the transfer account of an individual who is a participant in the Colonial Plan as of December 31, 1996, and which is not fully vested under such plan as of December 31, 1996, shall become fully vested under this Plan as of January 1, 1997. Each type of contribution comprising the transfer account of an individual who is a former participant in the Colonial Plan as of December 31, 1996, and which is not fully vested under such plan as of December 31, 1996, shall remain subject to the vesting schedule set forth in Section 7.3 of the Colonial Plan, which is reproduced below:

     NUMBER OF PARTICIPANT'S       VESTED PERCENTAGE OF
     YEARS OF VESTING SERVICE      MATCHING CONTRIBUTIONS
ACCOUNT

     Less than 1                                0%
     1 but less than                           20%
     2 but less than                           40%
     3 but less than 4                         60%
     4 but less than 5                         80%
     5 or more                                100%

            The portion of such former participant's transfer account which is not vested in accordance with the preceding sentence as of December 31, 1996, shall be forfeited as of the date he or she receives distribution of the vested portion, provided if such former participant receives less than the entire vested portion of his or her transfer account, the forfeiture shall be limited to the nonvested portion of such account at the time of distribution multiplied by a fraction, the numerator of which is the amount distributed to such former participant from such account and the denominator of which is the value of the vested portion of such account at the time of distribution.

          In the event that such former participant is reemployed prior to incurring five (5) consecutive Breaks in Service, the amount forfeited shall be restored to his or her transfer account if he or she repays the full amount of the vested portion of his or her transfer account distributed to him or her before the earlier of (a) five (5) years from the date he or she is again employed by an Employer, or (b) the close of the first period of five (5) consecutive Breaks in Service commencing after the date of distribution.

          In the event that an individual who was a participant in the Colonial Plan and who was not vested in any portion of his or her matching contributions account under that plan at the time he or she ceased to be employed is reemployed prior to incurring five (5) consecutive Breaks in Service, the balance of his or her matching contributions account as of the Valuation Date coinciding with or next following the date he or she ceased to be employed shall be restored, and the Benefits Committee shall direct the Trustee to establish and maintain an account on behalf of such former participant and shall direct the Trustee to credit such account with such balance.

          Restoration shall be made by the end of the Plan Year following the Plan Year in which such individual is reemployed by an Employer or, if restoration is conditioned upon repayment by a former participant, the end of the Plan Year following the Plan Year in which repayment is made. Restoration shall first be made out of forfeitures and to the extent forfeitures are insufficient, then out of Employer Contributions.

          The amounts forfeited by such former participants in any Plan Year shall be used to make restoration in accordance with this subsection and, to the extent forfeitures exceed the amounts required to make restoration, to reduce Employer Contributions. The amount, if any, by which forfeitures occurring during a Plan Year exceed the sum of the amounts required to make restoration and the amount required to be contributed by the Employer for such Plan Year shall be credited to an excess forfeiture account, which shall be adjusted for the income, expenses, gains and losses attributable thereto in the same manner provided for adjustment of Accounts. On the Valuation Date coinciding with the last day of the next succeeding Plan Year, the excess forfeiture account shall be closed and treated as a forfeiture occurring in such Plan Year. This procedure shall be repeated for each Plan Year in which forfeitures occurring during such year exceed the sum of the amount required to make restoration and the amount required to be contributed by such Employer for such year, subject, however, to such modification as may be required by the Section governing termination of the Plan.

          (c) The deferral election of a participant in effect under the Colonial Plan as of December 31, 1996, shall be deemed a Deferral Election under Section 5.1 of this Plan. During the period beginning January 1, 1997, and ending on the later of February 1, 1997, or the date participant records under the Colonial Plan are reconciled and updated by State Street Bank and Trust Company, the balance of each transfer account created pursuant to subsection (a) above, and, except as provided in Section 13.6 of this Plan, any contributions made on behalf of a Participant who was a participant in the Colonial Plan as of December 31, 1996, shall be invested in such Investment Fund(s) as the plan fiduciary of the Colonial Plan who is responsible for investment decisions shall determine. Effective as of the first day immediately following the end of the period described in the preceding sentence, each participant and former participant in the Colonial Plan as of December 31, 1996, shall be permitted to make investment directions as provided in Section 13.7 or Section 13.8 of this Plan. If a participant or former participant in the Colonial Plan does not make an investment direction, in accordance with the preceding sentence, the balance of his or her transfer account (and any contributions made on his or her behalf under this Plan, in the case of a participant) shall continue to be invested in accordance with investment instructions in effect for the period described in the second sentence of this subsection (c). Any investment direction pursuant to this subsection (c) shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.


                           ARTICLE XVII
                          MISCELLANEOUS

     17.1 FIDUCIARY DUTIES. All fiduciaries with respect to the Plan and Trust shall discharge their respective duties under the Plan and Trust solely in the interest of the Participants, their surviving spouses and their Beneficiaries and:

          (a)     for the exclusive purpose of providing
benefits to Participants, their surviving spouses and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

          (b)     with the care, skill, prudence, and
diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

          (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

     17.2 PROHIBITED TRANSACTIONS. Neither the Trustee, nor any Investment Manager, nor any Participant (or Former Participant) who directs the investment of his or her Account shall engage in a transaction which the Trustee, Investment Manager or Participant (or Former Participant) knows or should know is prohibited by Section 406 or 407(a) of ERISA or by Section 4975 of the Code, unless an appropriate exemption or exemptions have been granted by the Department of Labor under Section 408 of ERISA and the Department of the Treasury under Section 4975(c)(2) of the Code.

     17.3 DELEGATION OF AUTHORITY BY ADOPTING EMPLOYERS. Each employer that adopts the Plan with the consent of the Board hereby irrevocably grants to the Board, the Benefits Committee, the Appellate Committee, and the Trustee exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Board to amend or terminate the Plan and Trust, and each adopting employer irrevocably appoints the Board, the Benefits Committee, the Appellate Committee and the Trustee as its agents for such purposes. In addition, each employer that adopts the Plan shall automatically become a party to the Trust without further action on its part.

     17.4 TRANSFERS OF EMPLOYMENT. If any Employee transfers employment from one Employer to another Employer, his or her employment shall not be considered interrupted or terminated. Upon such transfer, the Employee's new Employer shall assume the obligations of this Plan with respect to such Employee. A Participant's transfer from one Employer to another Employer shall not affect his or her rights under the Plan, and all amounts allocated and credited to his or her Account as well as all of his or her Years of Participation Service with the transferor Employer as of the date of such transfer shall continue to his or her credit.

     17.5 ADDITIONAL CONTRIBUTIONS. An Employer shall contribute such amounts as may be necessary to implement a decision of the Benefits Committee or Appellate Committee regarding the failure of a Former Participant or Beneficiary to receive distribution of his or her Account in accordance with the provisions of Article IX within a reasonable period of time due to inadvertent administrative error or such other circumstances as the Benefits Committee or Appellate Committee may designate.

     17.6 INITIAL PLAN QUALIFICATION. All contributions to the Plan are conditioned on initial qualification of the Plan under Section 401(a) of the Code. If the Plan does not initially qualify, the Trustee shall, upon request of the Employer, return the contributions and any earnings thereon.

     17.7     EXCLUSIVE BENEFIT.  Except as otherwise
provided in the Plan or authorized by the Code, in no event shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Employees and their Beneficiaries.

     17.8 SERVICE WITH PREDECESSOR EMPLOYER. Service with a predecessor employer shall, to the extent required by law, be treated as service with an Employer.

     17.9 EMPLOYMENT. Participation in the Plan shall not give any Participant the right to be retained in the employ of the Employer or any other right not specified herein.

     17.10 GENDER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter.

     17.11 GOVERNING LAW. This Plan shall be governed and construed by the laws of the United States of America.
To the extent that the laws of the United States of America shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Maine.

     17.12     ARTICLE AND SECTION HEADINGS AND TABLE OF
CONTENTS.  The Article and Section headings and Table of
Contents are inserted for convenience of reference and shall not be considered in the construction of the Plan.

     IN WITNESS WHEREOF, UNUM Corporation has caused this
instrument to be executed by its duly authorized officer this
day of                         , 1996.


WITNESS:                           UNUM CORPORATION



____________________________    By:___________________________
                                   Its

                            EXHIBIT A

              UNUM EMPLOYEES RETIREMENT SAVINGS PLAN


     The terms used in this Exhibit shall have the meanings set forth in the Plan unless the context indicates otherwise. The provisions of this Exhibit A shall apply to the portion of a Participant's or Former Participant's Account balance which was allocated to his or her Account under the Plan as of December 31, 1996.

     1.1     OPTIONAL FORMS OF DISTRIBUTION.
Notwithstanding the provisions of Article IX of the Plan to the contrary, a Participant or Former Participant may elect to have the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, distributed in one of the following methods:

          (a) an annuity providing monthly payments over a period not to exceed the life (or life expectancy) of the Participant or the joint life (or joint life and last survivor expectancy) of the Participant and his or her Beneficiary, provided such distribution shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder; or

          (b) effective January 1, 1995, with respect to a Participant who has attained age fifty-five (55) and completed at least five (5) Years of Participation Service as of the date he or she ceases to be employed by his or her Employer, periodic payments over a period not to exceed five
(5) years, provided such distribution shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder; or

provided, however, this Section 1.1 shall not apply if such portion does not exceed Three Thousand Five Hundred Dollars
($3,500.00) (and did not exceed Three Thousand Five Hundred
Dollars ($3,500.00) as of the date of any prior distribution). For purposes of this Section 1.1, the term
"Participant" shall include an Employee who has made a Rollover Contribution to the Plan. Distribution shall commence as soon as practicable following receipt by the Benefits Committee or its designated representative of an election pursuant to this Section 1.1.

     1.2 SPECIAL RULES FOR ANNUITY OPTION. In the event a Participant or Former Participant elects to have the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, distributed in the form of an annuity pursuant to Section 1.1(a) of this Exhibit A, the following provisions shall apply.

          (a)     Except as hereinafter provided in
subsection (b), the Participant or Former Participant may elect the life annuity option described in subparagraph (i) below; the years certain and life annuity option described in subparagraph (ii) below; the years certain annuity option described in subparagraph (iii) below; the full cash refund annuity described in subparagraph (iv) below; or the contingent annuitant option described in subparagraph (v) below. Such election shall be effective upon delivery to the Benefits Committee within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence. If an electing Participant or Former Participant dies prior to his or her annuity starting date, such election shall be void, and any death benefit payable with respect to such Participant shall be determined in accordance with the provisions of Section 9.3 of the Plan.
The term "annuity starting date" shall mean the date benefit payments commence.

               (i)  LIFE ANNUITY OPTION.  A Participant who
elects a life annuity option shall receive a benefit which shall be payable monthly for life, ending with the last payment due immediately preceding the Participant's date of death.

               (ii)  YEARS CERTAIN AND LIFE ANNUITY OPTION.
A Participant who elects a years certain and life annuity option shall receive monthly payments during his or her life, and such payments shall be made to the Participant and/or the Participant's designated Beneficiary for not less than the five (5) or ten (10) year period elected by the Participant.
If a Participant elects to have his or her Account balance paid in accordance with this subparagraph (ii) and dies before the period elected has expired, the balance of the payments shall be paid to the Participant's designated Beneficiary. The first such payment shall be made as of the first day of the month immediately following the Participant's death.

  In the event the Beneficiary designated by the Participant is not living at the time of the Participant's death, the balance of the payments which would otherwise have become payable to the Participant's Beneficiary shall be commuted to a single sum and shall be paid to the Participant's estate. If the Beneficiary of the deceased Participant should die prior to receiving the balance of the payments which would otherwise have become payable to such Beneficiary, the balance of the monthly payments shall be commuted to a single sum and shall be paid to the Beneficiary's estate.

               (iii)  YEARS CERTAIN ANNUITY OPTION.  A
Participant who elects a years certain annuity option shall receive monthly payments during the period elected by the Participant, with payments ceasing at the end of such period. Under this option, if a Participant survives beyond the period elected, he or she shall receive no further payments. In the event of the death of the Participant or the death of the Participant and the designated Beneficiary before the period elected has expired, payments shall be made in accordance with the provisions of subparagraph (ii) above governing such events.

               (iv)  FULL CASH REFUND ANNUITY OPTION.  A
Participant who elects a full cash refund annuity option shall receive monthly payments during his or her life, and in the event the Participant dies before receiving monthly payments equaling, in the aggregate, the amount paid to purchase the annuity, the excess of said amount over the total of all payments received shall be paid in a single sum to the Beneficiary designated by the Participant. If the Beneficiary is not living at the time of the Participant's death, the excess shall be paid in a single sum to the Participant's estate. No death benefit shall be payable under this option if the Participant dies after receiving monthly payments that equal, in the aggregate, the amount paid to purchase the annuity.

               (v)  CONTINGENT ANNUITANT OPTION.  A
Participant who elects a contingent annuitant option shall receive monthly payments during his or her life, and following the Participant's death, monthly payments in the same amount (or 50% or 66 2/3% of said amount, as elected by the Participant) shall continue to the person designated by the Participant ("Contingent Annuitant") at the time of making the election for the life of the Contingent Annuitant. If an electing Participant dies after the commencement of benefit payments, the Contingent Annuitant designated by the electing Participant shall receive during his or her life the monthly benefit payable to the Contingent Annuitant under this option. Monthly payments to the Contingent Annuitant shall commence on the first day of the month immediately following the Participant's death, if the Contingent Annuitant is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the Contingent Annuitant's death. If the Contingent Annuitant dies before the commencement of payments to the Participant, the Participant's election under this subparagraph shall be void and the Participant shall be entitled to make another election with respect to the method of distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996. If the Contingent Annuitant dies after the commencement of payments to the Participant, such payments shall cease upon the Participant's death.

               If distribution to a Participant commences in the form of a contingent annuitant option for the joint lives of the Participant and a Contingent Annuitant other than his or her spouse, the periodic annuity payment payable to the Contingent Annuitant must not at any time on and after the Participant's required beginning date (under Section 401(a)(9) of the Code and the regulations thereunder) exceed the applicable percentage for such period payable to the Participant using the table set forth in regulation Section 1.401(a)(9)-2 Q&A-6. For purposes of the preceding sentence, a former spouse to whom all or a portion of a Participant's Account balance is payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) shall be treated as a spouse of the Participant. If a Participant's Account balance is divided and a portion is allocated to an alternate payee pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), this paragraph shall not apply to the portion so allocated.

          (b) A Participant or Former Participant who is married when distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, is to be made or commence and who elects to be paid in the form of an annuity described in subsection (a) above, shall be paid in the form of a qualified joint and survivor annuity, unless such Participant waives such form of payment as provided in subsection (c) below.

          A qualified joint and survivor annuity shall be an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant's spouse equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of the portion of the Participant's Account balance which was allocated to his or her Account under the Plan as of December 31, 1996. Monthly payments to the spouse shall commence on the first day of the month immediately following the Participant's death, if the spouse is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the spouse's death.

          If the Participant's spouse dies before the commencement of benefit payments to the Participant, the Participant's election to receive a qualified joint and survivor annuity shall be void, and the Participant shall be entitled to make another election with respect to the method of distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996. If the Participant's spouse dies after the commencement of benefit payments in the form of a qualified joint and survivor annuity to the Participant, such payments shall cease upon the death of the Participant.

          (c) In lieu of receiving the qualified joint and survivor annuity described in subsection (b) above, a Participant or Former Participant who is married when distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, is to be made or commence may elect one of the annuity options described in subsection (a)(i)-(v) above, provided:

               (i) The Benefits Committee has provided such Participant, no less than thirty (30) and no more than ninety
(90) days prior to the date on which distribution of the Participant's Account is to be made or to commence, a written explanation of:

                    (aa)  the terms and conditions of the
qualified joint and survivor annuity;

                    (bb)  the Participant's right to elect to
have the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, distributed in one of the methods permitted under subsection (a)(i)-(v) above, in lieu of receiving a qualified joint and survivor annuity, and the effect of such election;

                    (cc)  the requirement that a
Participant's spouse consents to such election;

                    (dd)  the Participant's right to make,
and the effect of, a revocation of such an election, as provided below;

               (ii)  The Participant's election is made
within the ninety (90) day period ending on the date distribution of his or her Account is to be made or commence;

               (iii)  The Participant's spouse consents in
writing to such election within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence;

               (iv) The Participant's election designates a specific beneficiary, including any class of beneficiaries (or a form of benefits), which may not be changed without further spousal consent unless expressly permitted by the initial spousal consent; and

               (v)  The spouse's consent acknowledges the
effect of such election and is witnessed by a notary public.

     An election by the Participant to have the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, distributed in one of the methods permitted under subsection (a)(i)-(v) above, in lieu of receiving a qualified joint and survivor annuity, shall be effective upon receipt by the Benefits Committee, and any consent by a spouse shall be effective only with respect to such spouse and shall be effective upon receipt by the Benefits Committee. Any consent which permits designations by the Participant without any requirement of further consent by the Participant's spouse must acknowledge that the spouse has the right to limit his or her consent to a specific beneficiary (or a form of benefits) and that the spouse voluntarily elects to relinquish either or both of such rights.

     Any election permitted under this Section 1.2 may be revoked by a Participant, without the consent of the Participant's spouse, if applicable, at any time prior to the date on which distribution of the Participant's Account balance is to be made or commence. Any such revocation shall be in writing, shall be signed by the Participant making such revocation and shall become effective upon receipt by the Benefits Committee. A Participant may make an unlimited number of revocations.

     1.3 SPECIAL RULES FOR PERIODIC PAYMENTS OPTION. In the event a Participant who meets the requirements of Section 1.1(b) elects to have the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, distributed in the form of periodic payments, the following provisions shall apply.

          (a) At the time of making such election, the Participant shall specify the period over which the payments shall be made and the frequency of such payments.

          (b) Periodic payments shall not be made more frequently than annually and shall be made on the same date in each of the applicable years (the "scheduled payment date").

          (c)     A Participant's election pursuant to
Section 1.1(b), including specification of the period over which payments shall be made and the frequency of such payments, shall be irrevocable, except that such Participant may elect to receive a lump sum distribution of the portion of his or her Account balance which was allocated to his or her Account under this Plan as of December 31, 1996, on the next scheduled payment date, provided he or she notifies the Benefits Committee or its designated representative of such election, by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee, at least thirty (30) days in advance of the next scheduled payment date.

          (d) At the time of making the election pursuant to 1.1(b), the Participant shall specify the Investment Fund or Funds from which the first periodic payment shall be made. The Participant may specify the Investment Fund or Funds from which each subsequent periodic payment shall be made by delivering instructions to the Benefits Committee at least thirty (30) days in advance of the applicable scheduled payment date. In the absence of timely instructions, the instructions in effect with respect to the immediately preceding scheduled payment shall apply, unless the Participant's investment in such Fund(s) no longer supports such instructions, in which case the periodic payment shall be charged against the Investment Funds and Self-Directed Brokerage Account, if any, in which the Participant's Account is invested in proportion to the amounts invested in such funds and account as of the date such payment is to be made. Notwithstanding the foregoing to the contrary, a Participant may specify, within the time periods set forth above, that all or a portion of any periodic payment shall be made from his or her Participant-Directed Brokerage Account.

          (e) Any election, specification or notification in accordance with the provisions of this Section 1.3 shall be made by such written, telephonic or electronic means as the Benefits Committee may prescribe.

     1.4 SPECIAL RULES FOR LUMP SUM DISTRIBUTION. Notwithstanding the provisions of Article IX of the Plan to the contrary, a Participant or Former Participant who has attained age fifty-five (55) and completed at least five (5) Years of Participation Service as of the date he or she ceases to be employed by his or her Employer and whose Account will be distributed in a lump sum may elect, with respect to the amount which was allocated to his or her Account under the Plan as of December 31, 1996, to receive a portion of such amount in a lump sum as soon as practicable after the Valuation Date determined in accordance with
Section 9.7 of the Plan (the "initial lump sum distribution of the pre-1997 Account balance"), and the remainder of such amount in a lump sum as soon as practicable after any subsequent Valuation Date, as elected by such Participant or Former Participant. Notwithstanding the foregoing provisions of this Section 1.4 to the contrary, this Section shall not apply if the portion of a Participant's or Former Participant's Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, does not exceed Three Thousand Five Hundred Dollars ($3,500.00) and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution.

     At the time of making an election pursuant to this
Section 1.4, the Participant or Former Participant shall specify the amount of the initial lump sum distribution of the pre-1997 Account balance and the Investment Fund or Funds from which such initial lump sum distribution and the lump sum distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan after December 31, 1996, shall be made. Notwithstanding the foregoing to the contrary, a Participant or Former Participant may specify that all or a portion of such lump sum distributions shall be made from his or her Participant-Directed Brokerage Account. Any election pursuant to this
Section 1.4 shall be made by such written, telephonic or electronic means as the Benefits Committee may prescribe.

     For purposes of this Section 1.4, the term "Participant" shall include an Employee who has made a Rollover
Contribution to the Plan.

     1.5 DISTRIBUTIONS TO SPOUSE OR BENEFICIARY. Upon the death of a Participant or Former Participant, the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, shall be distributed to his or her surviving spouse or, if the Participant or Former Participant is not survived by a spouse or the Participant's surviving spouse consents in the manner provided in Section 9.3, to the Participant's designated Beneficiary. Distribution of such portion shall be made in the following manner.

          (a)     In the event the Participant or Former
Participant dies before distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, has commenced:

               (i)     If distribution is to be made to the
Participant's surviving spouse, distribution of such portion shall be made in a lump sum by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death; provided the Participant's surviving spouse may elect to receive distribution in an annuity providing monthly payments over a period not to exceed his or her life expectancy provided distribution commences not later than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died or December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70.5).

               (ii)     If distribution is to be made to a
designated Beneficiary other than the Participant's spouse:

                    (aa)     distribution of such portion
shall be made in such manner as the Participant may elect or, in the absence thereof, as the Beneficiary may elect, provided the balance of such portion of the Participant's Account shall be distributed on or before December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death; or

                    (bb)     distribution of such portion
shall be made, at the election of the Participant or, in the absence thereof, at the election of the Beneficiary, in an annuity providing monthly payments over a period not to exceed the life expectancy of the Beneficiary, provided distribution shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

          If the Participant has not made an election pursuant to this subsection (a)(ii), his or her designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the calendar year in which distributions would be required to commence under this Section or December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

          In the event the surviving spouse dies after the Participant but before distribution of the portion of the Participant's Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, to such spouse begins, the provisions of this subsection (a), with the exception of subsection (a)(i), shall be applied as if the surviving spouse were the Participant.

          (b) In the event the Participant or Former Participant dies after distribution of the portion of his or her Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, has commenced pursuant to Section 1.1, distribution of such portion shall continue at least as rapidly as under the method of distribution in effect prior to the Participant's death.

          (c) Notwithstanding the foregoing provisions of this Section 1.5 to the contrary, this Section shall not apply if the portion of the Participant's or Former Participant's Account balance which was allocated to his or her Account under the Plan as of December 31, 1996, does not exceed Three Thousand Five Hundred Dollars ($3,500.00) (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution.

     If a Participant fails to designate a Beneficiary and is not survived by a spouse, distribution of the Participant's Account shall be made in the manner elected by the distributee determined under Section 9.3 of the Plan, provided such distribution must be made by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

     For purposes of this Section 1.5, the term "Participant" or "Former Participant" shall include an Employee who has made a Rollover Contribution to the Plan.

     1.6 PURCHASING ANNUITIES. Any annuity required or permitted to be purchased under Section 1.2 shall be selected by the Participant, or the Participant's spouse, as the case may be, for whom such annuity is to be purchased. The terms of any annuity required or permitted to be purchased and distributed under this Exhibit A shall comply with the applicable requirements of the Plan.

     1.7 MINIMUM AMOUNTS TO BE DISTRIBUTED TO PARTICIPANTS. The amount to be distributed each year pursuant to Section 9.7(c) of the Plan to a Participant to whom Section 1.1 of this Exhibit A applies, beginning with the calendar year in which he or she attains age seventy and one-half (70.5) (or, with respect to a Participant who is not a Five Percent Owner, the calendar year in which he or she retires, if later), shall not be less than the quotient obtained by dividing the Participant's Account balance at the beginning of such year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her Beneficiary) determined as of the beginning of such year and reduced by one (1) for each year thereafter. The required minimum distribution with respect to the calendar year in which the Participant attains age seventy and one-half (70.5) (or, with respect to a Participant who is not a Five Percent Owner, the calendar year in which he or she retires, if later) shall be made no later than April 1 of the next succeeding calendar year.
With respect to any other calendar year, the required minimum distribution shall be made no later than December 31 of such year.

     Notwithstanding the above, if the Participant (or his or her spouse, in the event the Participant dies before benefits have commenced) so elects prior to the time distribution must commence pursuant to Section 9.7 of the Plan or Section 1.5 of this Exhibit A, the life expectancy of the Participant, the life expectancy of the spouse or the joint life and last survivor expectancy of the Participant and his or her spouse shall be recalculated pursuant to the regulations under
Section 401(a)(9) of the Code. Such election shall be irrevocable and shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee. In the absence of such election, life expectancy shall not be recalculated. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Distribution shall be made in accordance with the regulations under Section 401(a)(9) of the Code, including
Regulation Section 1.401(a)(9)-2, which shall override any distribution options in the Plan or this Exhibit A inconsistent therewith.

                            EXHIBIT B

              UNUM EMPLOYEES RETIREMENT SAVINGS PLAN

     The terms used in this Exhibit shall have the meanings set forth in the Plan unless the context indicates otherwise. The provisions of this Exhibit B shall apply to a Participant or Former Participant who participated in the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan.

                            ARTICLE I
             PRE-1997 OPTIONAL FORMS OF DISTRIBUTION

     1.1 ANNUITY OPTION. Notwithstanding the provisions of Article IX of the Plan to the contrary, and subject to
Article II of this Exhibit B, a Participant or Former Participant who participated in the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan may elect to have the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, distributed in an annuity providing monthly payments over a period not to exceed the life (or life expectancy) of the Participant or the joint life (or joint life and last survivor expectancy) of the Participant and his or her Beneficiary, provided such distribution shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder; provided, however, this Section 1.1 shall not apply if such vested portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution). Distribution shall commence as soon as practicable following receipt by the Benefits Committee or its designated representative of an election pursuant to this Section 1.1.

     1.2 SPECIAL RULES FOR ANNUITY OPTION. In the event a Participant or Former Participant elects to have the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, distributed in the form of an annuity pursuant to
Section 1.1 of this Exhibit B, the following provisions shall apply.

          (a)     Except as hereinafter provided in
subsection (b), the Participant or Former Participant may elect the life annuity option described in subparagraph (i) below; the years certain and life annuity option described in subparagraph (ii) below; the contingent annuitant option described in subparagraph (iii) below or the joint lives annuity described in subparagraph (iv) below. Such election shall be effective upon delivery to the Benefits Committee within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence. If an electing Participant or Former Participant dies prior to his or her annuity starting date, such election shall be void, and any death benefit payable with respect to such Participant shall be determined in accordance with the provisions of Section 9.3 of the Plan. The term "annuity starting date" shall mean the date benefit payments commence.

               (i)  LIFE ANNUITY OPTION.  A Participant who
elects a life annuity option shall receive a benefit which shall be payable monthly for life, ending with the last payment due immediately preceding the Participant's date of death.

               (ii)  YEARS CERTAIN AND LIFE ANNUITY OPTION.
A Participant who elects a years certain and life annuity option shall receive monthly payments during his or her life, and such payments shall be made to the Participant and/or the Participant's designated Beneficiary for not less than the five (5) or ten (10) year period elected by the Participant. If a Participant elects to have his or her Account balance paid in accordance with this subparagraph (ii) and dies before the period elected has expired, the balance of the payments shall be paid to the Participant's designated Beneficiary. The first such payment shall be made as of the first day of the month immediately following the Participant's death.

               In the event the Beneficiary designated by the Participant is not living at the time of the Participant's death, the balance of the payments which would otherwise have become payable to the Participant's Beneficiary shall be commuted to a single sum and shall be paid to the Participant's estate. If the Beneficiary of the deceased Participant should die prior to receiving the balance of the payments which would otherwise have become payable to such Beneficiary, the balance of the monthly payments shall be commuted to a single sum and shall be paid to the Beneficiary's estate.

               (iii)  CONTINGENT ANNUITANT OPTION.  A
Participant who elects a contingent annuitant option shall receive monthly payments during his or her life, and following the Participant's death, monthly payments in the same amount (or 50% or 66 2/3% of said amount, as elected by the Participant) shall continue to the person designated by the Participant ("Contingent Annuitant") at the time of making the election for the life of the Contingent Annuitant. If an electing Participant dies after the commencement of benefit payments, the Contingent Annuitant designated by the electing Participant shall receive during his or her life the monthly benefit payable to the Contingent Annuitant under this option. Monthly payments to the Contingent Annuitant shall commence on the first day of the month immediately following the Participant's death, if the Contingent Annuitant is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the Contingent Annuitant's death. If the Contingent Annuitant dies before the commencement of payments to the Participant, the Participant's election under this subparagraph shall be void and the Participant shall be entitled to make another election with respect to the method of distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997. If the Contingent Annuitant dies after the commencement of payments to the Participant, such payments shall cease upon the Participant's death.

               If distribution to a Participant commences in the form of a contingent annuitant option for the joint lives of the Participant and a Contingent Annuitant other than his or her spouse, the periodic annuity payment payable to the Contingent Annuitant must not at any time on and after the Participant's required beginning date (under Section 401(a)(9) of the Code and the regulations thereunder) exceed the applicable percentage for such period payable to the Participant using the table set forth in regulation Section 1.401(a)(9)-2 Q&A-6. For purposes of the preceding sentence, a former spouse to whom all or a portion of a Participant's Account balance is payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) shall be treated as a spouse of the Participant. If a Participant's Account balance is divided and a portion is allocated to an alternate payee pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), this paragraph shall not apply to the portion so allocated.

               (iv)     JOINT LIVES ANNUITY OPTION.  A
Participant who elects a joint lives annuity option shall receive monthly payments during the joint lives of the Participant and the person designated by the Participant ("Joint Annuitant") at the time of making the election, and following the death of the Participant or Joint Annuitant, monthly payments in the same amount (or 50% or 66 2/3% of said amount, as elected by the Participant) shall continue to the survivor of the two. If an electing Participant dies after the commencement of benefit payments, the Joint Annuitant designated by the electing Participant shall receive during his or her life the monthly benefit payable to the survivor under this option. Monthly payments to the Joint Annuitant shall commence on the first day of the month immediately following the Participant's death, if the Joint Annuitant is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the Joint Annuitant's death. If the Joint Annuitant dies after the commencement of benefit payments, the Participant shall receive during his or her life the monthly benefit payable to the survivor under this option. Such monthly payments shall commence on the first day of the month immediately following the Joint Annuitant's death, if the Participant is then living and shall cease with the monthly payment coinciding with or immediately preceding the date of the Participant's death. If the Joint Annuitant dies before the commencement of payments to the Participant, the Participant's election under this subparagraph shall be void and the Participant shall be entitled to make another election with respect to the method of distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as January 1, 1997.

               If the Joint Annuitant is not the
Participant's spouse, the periodic annuity payment payable to the Joint Annuitant must not at any time on and after the Participant's required beginning date (under Section 401(a)(9) of the Code and the regulations thereunder) exceed the applicable percentage for such period payable to the Participant using the table set forth in regulation Section 1.401(a)(9)-2 Q&A-6. For purposes of the preceding sentence, a former spouse to whom all or a portion of a Participant's Account balance is payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) shall be treated as a spouse of the Participant. If a Participant's Account balance is divided and a portion is allocated to an alternate payee pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), this paragraph shall not apply to the portion so allocated.

          (b) A Participant or Former Participant who is married when distribution of the vested portion of the balance of his or her transfer account created pursuant to
Section 16.2(a) of the Plan as of January 1, 1997, is to be made or commence and who elects to be paid in the form of an annuity described in subsection (a) above, shall be paid in the form of a qualified joint and survivor annuity, unless such Participant waives such form of payment as provided in subsection (c) below.

          A qualified joint and survivor annuity shall be an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant's spouse equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of the vested portion of the balance of the Participant's transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997. Monthly payments to the spouse shall commence on the first day of the month immediately following the Participant's death, if the spouse is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the spouse's death.

          If the Participant's spouse dies before the commencement of benefit payments to the Participant, the Participant's election to receive a qualified joint and survivor annuity shall be void, and the Participant shall be entitled to make another election with respect to the method of distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997. If the Participant's spouse dies after the commencement of benefit payments in the form of a qualified joint and survivor annuity to the Participant, such payments shall cease upon the death of the Participant.

          (c) In lieu of receiving the qualified joint and survivor annuity described in subsection (b) above, a Participant or Former Participant who is married when distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, is to be made or commence may elect one of the annuity options described in subsection
(a)(i)-(iv) above, provided:

               (i) The Benefits Committee has provided such Participant, no less than thirty (30) and no more than ninety
(90) days prior to the date on which distribution of the Participant's Account is to be made or to commence, a written explanation of:

                    (aa)  the terms and conditions of the
qualified joint and survivor annuity;

                    (bb)  the Participant's right to elect to
have the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, distributed in one of the methods permitted under subsection (a)(i)-(iv) above, in lieu of receiving a qualified joint and survivor annuity, and the effect of such election;

                    (cc)  the requirement that a
Participant's spouse consents to such election;

                    (dd)  the Participant's right to make,
and the effect of, a revocation of such an election, as provided below;

               (ii)  The Participant's election is made
within the ninety (90) day period ending on the date distribution of his or her Account is to be made or commence;

               (iii)  The Participant's spouse consents in
writing to such election within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence;

               (iv) The Participant's election designates a specific beneficiary, including any class of beneficiaries (or a form of benefits), which may not be changed without further spousal consent unless expressly permitted by the initial spousal consent; and

               (v)  The spouse's consent acknowledges the
effect of such election and is witnessed by a notary public.

     An election by the Participant to have the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, distributed in one of the methods permitted under subsection (a)(i)-(iv) above, in lieu of receiving a qualified joint and survivor annuity, shall be effective upon receipt by the Benefits Committee, and any consent by a spouse shall be effective only with respect to such spouse and shall be effective upon receipt by the Benefits Committee. Any consent which permits designations by the Participant without any requirement of further consent by the Participant's spouse must acknowledge that the spouse has the right to limit his or her consent to a specific beneficiary (or a form of benefits) and that the spouse voluntarily elects to relinquish either or both of such rights.

     Any election permitted under this Section 1.2 may be revoked by a Participant, without the consent of the Participant's spouse, if applicable, at any time prior to the date on which distribution of the Participant's Account balance is to be made or commence. Any such revocation shall be in writing, shall be signed by the Participant making such revocation and shall become effective upon receipt by the Benefits Committee. A Participant may make an unlimited number of revocations.

     1.3 DISTRIBUTIONS TO SPOUSE OR BENEFICIARY. Notwithstanding the provisions of Article IX of the Plan to the contrary, and subject to Article II of this Exhibit B, upon the death of a Participant or Former Participant, the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, shall be distributed to his or her surviving spouse or, if the Participant or Former Participant is not survived by a spouse or the Participant's surviving spouse consents in the manner provided in Section 9.3, to the Participant's designated Beneficiary. Distribution of such portion shall be made in the following manner.

          (a) In the event the Participant or Former Participant dies before distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, has commenced:

               (i)     If distribution is to be made to the
Participant's surviving spouse, distribution of such portion shall be made in a lump sum by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death; provided the Participant's surviving spouse may elect to receive distribution in an annuity providing monthly payments over a period not to exceed his or her life expectancy provided distribution commences not later than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died or December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70.5).

               (ii)     If distribution is to be made to a
designated Beneficiary other than the Participant's spouse:

                    (aa)     distribution of such portion
shall be made in such manner as the Participant may elect or, in the absence thereof, as the Beneficiary may elect, provided the balance of such portion of the Participant's Account shall be distributed on or before December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death; or

                    (bb)     distribution of such portion
shall be made, at the election of the Participant or, in the absence thereof, at the election of the Beneficiary, in an annuity providing monthly payments over a period not to exceed the life expectancy of the Beneficiary, provided distribution shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

          If the Participant has not made an election pursuant to this subsection (a)(ii), his or her designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the calendar year in which distributions would be required to commence under this Section or December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

          In the event the surviving spouse dies after the Participant but before distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, to such spouse begins, the provisions of this subsection (a), with the exception of subsection (a)(i), shall be applied as if the surviving spouse were the Participant.

          (b) In the event the Participant or Former Participant dies after distribution of the vested portion of the balance of his or her transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, has commenced pursuant to Section 1.1, distribution of such portion shall continue at least as rapidly as under the method of distribution in effect prior to the Participant's death.

          (c) Notwithstanding the foregoing provisions of this Section 1.3 to the contrary, this Section shall not apply if the vested portion of the balance of the Participant's or Former Participant's transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, does not exceed Three Thousand Five Hundred Dollars ($3,500.00) (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution.

     If a Participant fails to designate a Beneficiary and is not survived by a spouse, distribution of the Participant's Account shall be made in the manner elected by the distributee determined under Section 9.3 of the Plan, provided such distribution must be made by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

     1.4 FORM OF DISTRIBUTION. Notwithstanding the provisions of Article IX of the Plan to the contrary, distribution of the vested portion of the balance of a Participant's or Former Participant's transfer account created pursuant to Section 16.2(a) of the Plan as of January 1, 1997, may be made in cash or in kind, or partly in each; provided, the particular investment vehicle(s) in which such portion is invested at the time of distribution permit an in kind distribution.

     1.5 PURCHASING ANNUITIES. Any annuity required or permitted to be purchased under Section 1.2 shall be selected by the Participant, or the Participant's spouse, as the case may be, for whom such annuity is to be purchased. The terms of any annuity required or permitted to be purchased and distributed under this Exhibit B shall comply with the applicable requirements of the Plan.


                            ARTICLE II
              MINIMUM SURVIVOR ANNUITY REQUIREMENTS

     2.1 APPLICATION AND EFFECT OF ARTICLE. The provisions of this Article shall apply to a Participant or Former Participant who participated in the Duncanson and Holt, Inc. Employee Profit Participation and Savings Plan if, with respect to such Participant or Former Participant, the Plan is a direct or indirect transferee of:

          (a)     a defined benefit plan; or

          (b) an individual account plan which is subject to the funding standards of Section 412 of the Code; or

          (c)     any other individual account plan unless:

               (i)     such plan provided that the
Participant's nonforfeitable accrued benefit under such plan was payable in full, on the death of the Participant, to the Participant's surviving spouse (or, if there was no surviving spouse or the surviving spouse consented in the manner provid ed under Section 417(a)(2)(A) of the Code, to a designated beneficiary);

               (ii)     the Participant did not elect, under
such plan, a payment of benefits in the form of a life annuity; and

               (iii)     with respect to the Participant,
such plan was not a transferee of a plan which is described in subsections (a) or (b) above or to which this subsection
(c) applies.

In the event that the provisions of this Article shall be applicable with respect to the Plan, they shall take precedence over any conflicting provision of the Plan or of
Article I of this Exhibit B.

     2.2     QUALIFIED JOINT AND SURVIVOR ANNUITY.

          (a)     If a Participant is married when
distribution of his or her Account (as defined in Section 2.10(a) of this Exhibit B) is to be made or to commence, his or her Account shall, except as provided in subsection (b) below, be used to purchase a Qualified Joint and Survivor Annuity which shall be distributed to such Participant.

          (b)     The requirement of subsection (a) above
shall not apply and, therefore, distribution of a Participant's Account shall be made in accordance with the provisions of Article IX of the Plan and Article I of this Exhibit B if:

               (i)     the Participant elects, within the
ninety (90) day period ending on the date distribution of the Participant's Account is to be made or to commence, to have his or her Account distributed in one of the methods permitted under Article IX of the Plan or Article I of this Exhibit B, in lieu of receiving said Qualified Joint and Survivor Annuity, and the Participant's spouse consents to such election, within said ninety (90) day period, in the manner set forth below; or

               (ii)     the Participant's Account balance
does not exceed Three Thousand Five Hundred Dollars
($3,500.00) (and did not exceed Three Thousand Five Hundred
Dollars ($3,500.00) as of the date of any prior distribution); or

               (iii)     it is established to the
satisfaction of the Benefits Committee that there is no spouse or that the Participant's spouse cannot be located at the time distribution of the Participant's Account is to be made or to commence.

     2.3     QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

          (a) If a Participant is married at the time of his or her death, and the Participant's death occurs before distribution of his or her Account (as defined in Section 2.10(a) of this Exhibit B) is made or commences, his or her Account shall, except as provided in subsection (b) below, be used to purchase a Qualified Preretirement Survivor Annuity for the life of the Participant's surviving spouse which shall be distributed to such Participant's surviving spouse within a reasonable time after the Participant's death.

          (b)     The requirement of subsection (a) above
shall not apply and, therefore, distribution of the Participant's Account shall be made to such Participant's
Beneficiary in accordance with the provisions of Article IX of the Plan and Article I of this Exhibit B if:

               (i)     the Participant elects, at any time
within the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or, if the Participant shall have ceased to be employed by an Employer or an Affiliated Employer and is no longer employed by any of them before attaining age thirty-five
(35), then within the period which begins on the date the Participant ceased to be so employed) and ends on the date of the Participant's death, to have his or her Account distributed to his or her Beneficiary in accordance with the provisions of the Article IX of the Plan and Article I of this Exhibit B, in lieu of having said Qualified Preretirement Survivor Annuity purchased for and distributed to such Participant's spouse, and the Participant's spouse consents to such election, within the aforesaid period of time, in the manner set forth below; or

               (ii)     the Participant's Account balance
does not exceed Three Thousand Five Hundred Dollars
($3,500.00) (and did not exceed Three Thousand Five Hundred
Dollars ($3,500.00) as of the date of any prior distribution); or

               (iii)     the Participant and his or her
spouse have been married for less than one (1) year as of the date of the Participant's death; or

               (iv)     it is established to the satisfaction
of the Benefits Committee that there is no spouse or that the Participant's spouse cannot be located at the time of the Participant's death.

          (c) A spouse of a Participant who is entitled to receive a Qualified Preretirement Survivor Annuity in accordance with this Section may, at any time prior to the date on which such annuity is purchased, elect to receive, in lieu of said Qualified Preretirement Survivor Annuity, the Participant's Account balance in a lump sum. Such election shall be effective if delivered to the Benefits Committee prior to the purchase of said Qualified Preretirement Survivor Annuity.

     2.4     NOTICE TO PARTICIPANTS.

          (a) The Benefits Committee shall provide to each Participant no less than thirty (30) days and no more than ninety (90) days prior to the date on which distribution of the Participant's Account (as defined in Section 2.10(a) of this Exhibit B) is to be made or to commence, a written explanation of:

               (i)     the terms and conditions of the
Qualified Joint and Survivor Annuity;

               (ii)     the Participant's right to elect to
have his or her Account distributed in one of the methods permitted under Article IX of the Plan and Article I of this Exhibit B, in lieu of receiving a Qualified Joint and Survivor Annuity, and the effect of such election;

               (iii)     the requirement that a Participant's
spouse consents to such election; and

               (iv)     the Participant's right to make, and
the effect of, a revocation of such an election, as provided below.

          (b) The Benefits Committee shall also provide to each Participant, within the applicable period described below, a written explanation with respect to a Qualified Preretirement Survivor Annuity comparable to that required under subsection (a) above. For purposes of this subsection
(b), the applicable period means with respect to a Participant, whichever of the following periods ends last:

               (i)     the period beginning with the first
day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

               (ii)     a reasonable period ending after the
individual becomes a Participant;

               (iii)     a reasonable period ending after
Section 417(a)(5) of the Code, if applicable, ceases to apply to the Participant;

               (iv)     a reasonable period ending after the
provisions of this Article first become applicable to the Participant; and

               (v)     a reasonable period ending after
separation from service in the case of a Participant who separates before attaining age thirty-five (35).

          A reasonable period ending after the date of an event enumerated in subsection (b)(ii), (b)(iii) or (b)(iv) shall be the two (2) year period beginning one (1) year prior to and ending one (1) year after such date. With respect to a Participant who separates from service with the Employer before the Plan Year in which he or she attains age thirty-five (35), written explanation shall be provided within the two (2) year period beginning one (1) year prior to such separation and ending one (1) year after such separation. If such Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

     2.5     SPOUSAL CONSENT.  An election by a Participant:

          (a) to have his or her Account distributed in one of the methods permitted under Article IX of the Plan or
Article I of this Exhibit B, in lieu of receiving a Qualified
Joint and Survivor Annuity; or

          (b) to have his or her Account distributed to his or her Beneficiary in one of the methods permitted under
Article IX of the Plan or Article I of this Exhibit B, in lieu of having a Qualified Preretirement Survivor Annuity purchased for and distributed to his or her spouse;

     shall not be effective unless

               (i)     the spouse of the Participant consents
in writing to such election,

               (ii)     such election designates a specific
beneficiary, including any class of beneficiaries or any contingent beneficiaries (or a form of benefits), which may not be changed without further spousal consent unless expressly permitted by the initial spousal consent, and

               (iii)     the spouse's consent acknowledges
the effect of such election and is witnessed by a notary public.

          (c) Notwithstanding Sections 9.5 and 9.10 of the Plan to the contrary, in the event the Participant's Account balance exceeds Three Thousand Five Hundred Dollars ($3,500.00), no withdrawal pursuant to Sections 9.5 or 9.10 shall be permitted in the case of a married Participant without obtaining the consent of his or her spouse during the ninety (90) day period ending on the date the withdrawal is to be made. To be effective, such consent must be in writing, must acknowledge the effect thereof and must be witnessed by a notary public. Such consent shall take effect upon delivery thereof to the Benefits Committee.

          (d) Notwithstanding Section 9.6 of the Plan to the contrary, no loan shall be permitted in the case of a married Participant without obtaining the consent of his or her spouse to the assignment set forth in Section 9.6(d) within the ninety (90) day period ending on the date that the loan is to be so secured. To be effective, such consent must be in writing, must acknowledge the effect thereof, and must be witnessed by a notary public. Such consent shall take effect upon delivery thereof to the Benefits Committee. Such consent shall remain effective with respect to such loan notwithstanding remarriage by the Participant; provided however that a new consent shall be executed, in the manner herein provided, for any future advance made with respect to such loan, by such Participant's spouse on the date of such advance, to the extent such advance shall be secured by an assignment or further assignment of such Participant's interest in his or her Account.

          In the event a valid spousal consent has been obtained in accordance with this subsection (d), then, notwithstanding any other provision of the Plan, the portion of the Participant's Account which is used as collateral for an outstanding loan shall be taken into account for purposes of determining the amount of the Participant's Account which is payable at the time of distribution, but only after such portion has been reduced as necessary to repay the loan. In the event less than one hundred percent (100%) of the Participant's Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the Account by the amount of the collateral used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     Any consent by a spouse under this Section shall be effective only with respect to such spouse.

     2.6     ELECTIONS AND CONSENTS.

          (a)     Any election or consent permitted or
required under this Article shall be in writing and shall be signed by the party making such election or granting such consent. Such election or consent shall become effective upon delivery thereof to the Benefits Committee. Notwithstanding the foregoing, no consent shall be valid unless the Participant has received the written explanation required under Section 2.4 of this Exhibit B.

          (b) Any election permitted under this Article may be revoked by a Participant, without the consent of the Participant's spouse, at any time prior to the date on which distribution of the Participant's Account is to be made or to commence. Any such revocation shall be in writing and shall be signed by the Participant making such revocation and shall become effective upon delivery thereof to the Benefits Committee. A Participant may make an unlimited number of revocations.

          (c) Any consent which permits designations by the Participant without any requirement of further consent by the Participant's spouse must acknowledge that the spouse has the right to limit his or her consent to a specific beneficiary (or a form of benefits) and that the spouse voluntarily elects to relinquish either or both of such rights.

     2.7 PURCHASING ANNUITIES. Any annuity required or permitted to be purchased under this Article shall be selected by the Participant, or the Participant's spouse, as the case may be, for whom such annuity is to be purchased.
If the Participant or the Participant's spouse shall fail to select the annuity or designate the insurance company as provided hereinabove within a reasonable period of time prior to the date on which such annuity is required, under this Article, to be delivered to such Participant or such Participant's spouse, then the Benefits Committee shall select such annuity and the insurance company from which such annuity shall be purchased. The Benefits Committee shall notify each Participant, or each Participant's spouse, as the case may be, within a reasonable period of time prior to the date on which any such annuity is required to be delivered, of his or her right, under this Section, to select such annuity and the insurance company from which such annuity is to be purchased. The terms of any annuity required or permitted to be purchased and distributed under this Article shall comply with the requirements of the Plan.

     2.8 QUALIFIED DOMESTIC RELATIONS ORDERS. The provisions of this Article shall be subject to the terms of any qualified domestic relations order (as defined by Section 414(p) of the Code) which may be in effect with respect to a Participant at the time distribution of the Participant's Account balance is to be made or to commence; and, the former spouse of a Participant shall be treated, under this Article, as such Participant's spouse or surviving spouse to the extent required by any qualified domestic relations order, and any spouse of the Participant shall not be treated as a spouse of the Participant for such purpose.

     2.9     TRANSITION RULES.

          (a)     Except as hereinafter provided, the
provisions of this Article shall only be applicable with respect to Participants who are credited with at least one
(1) Hour of Service on or after August 23, 1984.

          (b) Any living Participant to whom distribution of his or her Account was not made or did not commence on or before August 23, 1984, and with respect to whom the provisions of this Article would not apply because such Participant would not have been credited with at least one
(1) Hour of Service on or after August 23, 1984, shall, nevertheless, have the right to elect, at any time during the period beginning on August 23, 1984, and ending on the date on which distribution of such Participant's Account is to be made or to commence, to have the provisions of this Article apply with respect to such Participant if such Participant was credited with at least one (1) Hour of Service under the Plan or any predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten
(10) years of vesting service when he or she ceased to be employed by the Employer.

          (c) Any living Participant to whom distribution of his or her Account was not made or did not commence on or before August 23, 1984, and with respect to whom the provisions of this Article would not apply because such Participant would not have been credited with at least one
(1) Hour of Service on or after August 23, 1984, shall have the right to elect, at any time during the period beginning on August 23, 1984, and ending on the date on which distribu tion of such Participant's Account is to be made or to commence, to have the balance of his or her Account distributed in accordance with the provisions of subsection
(d) below if such Participant was credited with at least one
(1) Hour of Service under the Plan or any predecessor plan on or after September 2, 1974, and was not credited with any Hours of Service in any Plan Year beginning on or after January 1, 1976.

          (d) Any married Participant who has made an election pursuant to subsection (c) above; and, any married Participant who meets the requirements of subsection (b) above but who has not made an election pursuant to subsection
(b); and, any married Participant who meets all the requirements of subsection (b) above except that such Participant did not have ten (10) years of vesting service at the time he or she ceased to be employed by the Employer:

               (i)     shall have the balance of his or her
Account applied to the purchase of a Qualified Joint and Survivor Annuity which shall be distributed to such Participant provided that:

                    (aa)     distribution of any such
Participant's Account shall only be made after such Participant shall have attained the Normal Retirement Age or upon the Participant's death after having attained the Normal
Retirement Age; and

                    (bb)     if the balance of any such
Participant's Account had not been applied to the purchase of a Qualified Joint and Survivor Annuity as provided under this subsection, such balance would have been applied to the purchase of an annuity for the life of such Participant; and

                    (cc)     any such Participant shall not
have elected, at any time prior to the date on which distribution of such Participant's Account is to be made or to commence, to receive distribution of such Account in a manner otherwise permitted under the Plan in lieu of receiving said Qualified Joint and Survivor Annuity.

               (ii) shall have the right to elect, at any time prior to the date of the Participant's death (provided that in each case distribution of each such Participant's Account under the Plan would have been made in the form of an annuity for the life of the Participant), to have the balance of his or her Account applied, in the event that such Participant's death shall occur before the date on which distribution of such Participant's Account is to be made or to commence, to the purchase of a Qualified Preretirement Survivor Annuity for the life of such Participant's surviving spouse which shall be distributed to such Participant's spouse.

     2.10 DEFINITIONS. As used in this Article, the following terms shall have the meanings hereinafter set forth:

          (a) "Account" or "Account balance" shall mean the vested portion of the balance of the transfer account created pursuant to Section 16.2(a) of the Plan of an individual described in Section 2.1 of this Exhibit B.

          (b) "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant, with survivor annuity for the life of the Participant's spouse (which survivor annuity is not less than fifty percent (50%) of, nor more than one hundred percent (100%) of, the amount of the annuity which is payable during the joint lives of the Participant and the spouse) which is the actuarial equivalent of the Participant's Account balance at the time distribution of said Account is to be made or commence.

          (c) "Qualified Preretirement Survivor Annuity" shall mean a survivor annuity for the life of the surviving spouse of a Participant which is the actuarial equivalent of the Participant's Account balance at the time, after such Participant's death, that distribution of said Account is to be made or commence.

          (d) "Spouse" ("surviving spouse") shall mean the spouse or surviving spouse of the Participant, provided that a former spouse shall be treated as the spouse or surviving spouse and a current spouse shall not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as defined in Section 414(p) of the Code.


                           ARTICLE III
                      REQUIRED DISTRIBUTIONS

     3.1     MINIMUM AMOUNTS TO BE DISTRIBUTED TO
PARTICIPANTS. The amount to be distributed each year pursuant to Section 9.7(c) of the Plan to a Participant to whom Article I or Article II of this Exhibit B applies, beginning with the calendar year in which he or she attains age seventy and one-half (70.5) (or, with respect to a Participant who is not a Five Percent Owner, the calendar year in which he or she retires, if later), shall not be less than the quotient obtained by dividing the Participant's Account balance at the beginning of such year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her Beneficiary) determined as of the beginning of such year and reduced by one (1) for each year thereafter. The required minimum distribution with respect to the calendar year in which the Participant attains age seventy and one-half (70.5) (or with respect to a Participant who is not a Five Percent Owner, the calendar year in which he or she retires, if later) shall be made no later than April 1 of the next succeeding calendar year. With respect to any other calendar year, the required minimum distribution shall be made no later than December 31 of such year.

     Notwithstanding the above, if the Participant (or his or her spouse, in the event the Participant dies before benefits have commenced) so elects prior to the time distribution must commence pursuant to Section 9.7 of the Plan or Section 1.3 of this Exhibit B, the life expectancy of the Participant, the life expectancy of the spouse or the joint life and last survivor expectancy of the Participant and his or her spouse shall be recalculated pursuant to the regulations under
Section 401(a)(9) of the Code. Such election shall be irrevocable and shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee. In the absence of such election, life expectancy shall not be recalculated. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Distribution shall be made in accordance with the regulations under Section 401(a)(9) of the Code, including
Regulation Section 1.401(a)(9)-2, which shall override any distribution options in the Plan or this Exhibit B inconsistent therewith.


                            ARTICLE IV
                     TEFRA Section 242(B) ELECTIONS

     4.1 APPLICATION AND EFFECT OF ARTICLE. The provisions of this Article shall apply to any Participant or Former Participant who participated in the Duncanson & Holt, Inc. Employee Profit Participation and Savings Plan, if, with respect to such Participant or Former Participant, the Plan is a direct or indirect transferee of such plan.

     4.2 TEFRA Section 242(B) ELECTIONS. Notwithstanding any provision of Article IX of the Plan or this Exhibit B to the contrary, distribution shall be made in accordance with a designation made by a Participant or Former Participant pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, provided:

          (a)     The distribution would not have
disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Tax Equity and Fiscal
Responsibility Act of 1982;

          (b)     The designation was made by a written
instrument which was signed by the Participant before January
1, 1984;

          (c) The designation specifies the time at which distribution will be made or commence and the period over which distribution will be made;

          (d) The Participant had accrued a benefit under the Plan as of December 31, 1983; and

          (e)     The designation has not been revoked or
modified in any way other than the substitution or addition of a beneficiary which does not alter the period over which distributions are to be made.